UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
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LITHIA MOTORS, INC.
(Exact Name of Registrant as Specified In Its Charter)
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LITHIA & driveway
NYSE:LAD

Proxy Statement

Notice of 2024 Annual Meeting
of Shareholders and Proxy Statement

APRIL 2024

THE MISSION

Growth Powered by People.

Driven by our employees and preferred by our customers,
Lithia & Driveway is the leading automotive retailer in each of our markets.

OUR VALUES

The fuel behind Lithia & Driveway

Earn Customers for Life

Create welcoming and trustworthy experiences for our customers.

Improve Constantly

Champion one another’s growth to achieve more together.

Take Personal Ownership

Enjoy the freedom to make the right choices and own our results.

Have Fun!

Connect as a team through celebration, positivity, passion, and purpose.

THE VISION

Letter from the Chief Executive Officer
Dear Shareholder,
We are glad to extend an invitation for you to join us at Lithia & Driveway’s virtual 2024 Annual Meeting of Shareholders on Tuesday, April 23, 2024, at 8:30 a.m. Pacific Daylight Time to discuss our plan to deliver profitable growth as we execute our vision to modernize personal transportation solutions wherever, whenever, and however our customers desire.
In 2023, we had a successful year, recording the highest revenues to date and expanding into the UK, all while navigating the current market conditions around consumer demand and vehicle supply. Our ability to perform in varying environments is confirmation of LAD’s diversification, strategy and operations. Our adjacencies, Driveway and Driveway Finance, both continued to progress, moving closer towards achieving profitability. We have all the pieces of our strategy in place and are focused on execution.
As a diversified, omnichannel retailer, we are utilizing our global network to stay connected and serve our customers. Our acquisition strategy has allowed us to grow our market share, expand our capital engine and further reinvest in our business, while maximizing our operating leverage and scale.
In addition to our strong financial performance, our principles guide us to serve our customers and communities, develop our people, realizing our potential, while expanding our business. Our innovative, high-performance culture is the key to our success and supports a diverse and motivated team, with opportunities for career growth, position mobility, and access to a variety of health, safety, and wellness programs.
Our teams are focused on delivering the best experiences for our customers while improving our business, using our performance management tools and resources and leveraging our extensive physical network and online platforms.
Our mission, Growth Powered by People and our values of Earning Customers For Life, Improving Constantly, Taking Personal Ownership, and Having Fun are the foundation of our ability to outperform and evolve over time. As we move towards more consumer optionality, our business strategy and culture position us to increase our market share and continue to be the industry leader in innovation and transformation.
We appreciate you choosing to be a partner and shareholder in the Lithia & Driveway team.

Bryan B. DeBoer
President and Chief Executive Officer
Lithia Motors, Inc.

Notice Of Annual Meeting Of Shareholders
2023 Annual Meeting Information

Meeting Date Tuesday, April 23, 2024	Annual Meeting Website www.virtualshareholder meeting.com/LAD2024	Meeting Time 8:30 a.m. (Pacific Daylight Time)	Record Date Thursday, February 29, 2024
Items of Business
1. To elect the seven director nominees named in this proxy statement;
2. To approve, by an advisory vote, named executive officer compensation; and
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2024.
To the Shareholders of Lithia Motors, Inc.
I am pleased to invite you to the 2024 Annual Meeting of Shareholders of Lithia Motors, Inc., (the “Annual Meeting”), which will be held virtually at 8:30 a.m. Pacific Daylight Time on Tuesday, April 23, 2024. We believe a fully virtual meeting facilitates greater participation by providing easy access to the meeting and allowing shareholders to participate from any location around the world. All of our shareholders will be able to participate in the Annual Meeting online without prohibitive cost or inconvenience. There will be no physical location for shareholders to attend.
The Annual Meeting will only occur virtually through an audio webcast, accessible at the link provided above. You may notify the Company of your desire to participate in the Annual Meeting by remote communication by logging into the 2024 Annual Meeting Website, listed above, in advance of the meeting. Log-in will begin at 8:00 a.m. Pacific Daylight Time. To participate in the Annual Meeting, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
If you have any questions regarding this information or the proxy materials, please visit our website at investors.lithiadriveway.com, or contact our investor relations department at (541) 776-6591. Our proxy statement and 2023 Annual Report on Form 10-K can be accessed directly at the following Internet address: http://www.proxyvote.com. Just enter the control number located on your proxy card. We appreciate your continued support of Lithia Motors and look forward to receiving your proxy.
Very truly yours,

Christopher S. Holzshu, Executive Vice President and Secretary
March 11th, 2024
Lithia Motors, Inc. 2024 Proxy Statement	Notice Of Annual Meeting Of Shareholders 4

How to Vote
Only holders of record of our common stock at the close of business on February 29, 2024, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting at http://www.virtualshareholdermeeting.com/LAD2024. You may vote or submit questions during the Annual Meeting by following the instructions available on the 2024 Annual Meeting Website. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
Important notice regarding the availability of proxy materials for the 2024 Annual Meeting of Shareholders to be held on April 23, 2024.
Our proxy statement and 2023 Annual Report on Form 10-K can be accessed directly at the following Internet address: http://www.proxyvote.com. Just enter the control number located on your proxy card. To obtain paper copies of the proxy statement and our 2023 Annual Report on Form 10-K at no charge, written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy via internet, telephone or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

Special Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements often use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or reference future dates. The Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. The Company cautions that forward-looking statements are inherently less reliable than historical information. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation: (i) future market conditions, including anticipated car and other sales levels and margins and the supply of inventory; (ii) our business strategy and plans, including our achieving our strategic plans and related targets; (iii) the growth , expansion, make-up and success of our network, including our finding accretive acquisitions and acquiring additional stores; (iv) annualized revenues from acquired stores; (v) the growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (“DFC”), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets; (vi) the impact of sustainable vehicles and other market and regulatory changes on our business; (vii) our capital allocations and uses and levels of capital expenditures in the future; (viii) expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses (“SG&A”) as a percentage of gross profit and any projections;(ix) our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources; (x) our continuing to purchase shares under our share repurchase program; (xi) our compliance with financial and restrictive covenants in our credit facilities and other debt agreements; (xii) our programs and initiatives for employee recruitment, training, and retention; and (xiii) our strategies and targets for customer retention, growth, market position, operations, financial results and risk management. The Company does not undertake any duty
Lithia Motors, Inc. 2024 Proxy Statement	Notice Of Annual Meeting Of Shareholders 5

to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.
Other
All references in this proxy statement to “LAD,” “Lithia,” “Lithia Motors,” “Lithia & Driveway,” the “Company,” “we,” “us,” or “our” refer to Lithia Motors, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated. Our store operations are conducted by our subsidiaries.
The content on any website referred to in this Proxy Statement is not incorporated by reference in this Proxy Statement unless expressly noted.
Lithia Motors, Inc. 2024 Proxy Statement	Notice Of Annual Meeting Of Shareholders 6

Lithia Motors, Inc. 2024 Proxy Statement	Table of Contents 7

01
Lithia Motors, Inc. Proxy Statement
This proxy statement, the accompanying 2023 Annual Report on Form 10-K, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by the Company for use at our 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will only occur virtually through an audio webcast, accessible at www.virtualshareholdermeeting.com/LAD2024 on Tuesday, April 23, 2024, at 8:30 a.m. Pacific Daylight Time. On or about March 11, 2024 we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report on Form 10-K. The Notice provides instructions on how to vote online, by mail or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
2023 Achievements & Performance Highlights

$36.29 EPS | Down 17.8% since last year	$1.0B Net Income | Down 20% since last year	$31.0B Revenue | Up 10% since last year
$34.4M Share Repurchases	$1.92 Dividends per Share	$3.8B Expected Annualized Revenues from Key Acquisitions

Throughout 2023, we continued to deliver on our strategic plan and recorded the highest revenue in our history.
•	We retailed nearly 640,000 units.
•	We acquired $3.8 billion in expected annualized revenues expanding our footprint in North American and entering the UK through our purchase of Jardine Motors UK Limited.
•	Driveway Finance Corporation, our captive lender, scaled to a nearly $3.2 billion portfolio at year-end.
•	Our network reach improved to 230 miles to reach 95% of the United States. Additionally, the average shipping distance for transactions on Driveway was approximately 800 miles.
•	Monthly unique visitors (MUVs) averaged over 12 million each quarter combined across all digital channels with Driveway and Greencars traffic growing 67% to nearly 3.5 million MUVs per month.[1]
•	We provided shareholder return with the repurchase of approximately 143,000 shares at a weighted average price of approximately $241 and a per share dividends of $1.92 for the year.
1
We count a unique visitor the first time an individual accesses one of our websites using a web browser during a calendar month. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique visitor. If an individual accesses more than one of our websites in a single month, the first access to each website is counted as a separate unique visitor since unique users are tracked separately by IP address for each domain. We measure unique visitors with Google Analytics.

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Our Company Strategy
Lithia & Driveway (LAD) continues to work towards delivering on our long term strategy. We’re well positioned to achieve our objectives of providing an integrated, omnichannel retail experience with convenient solutions offered through our comprehensive network of locations, e-commerce platforms and captive finance division.
We have built a flexible platform, expanding our presence to become one of the largest and most diversified platforms in the United Sates, Canada and the United Kingdom. Our technology, diversified products, brands and financial solutions, have allowed us to sell nearly 640,000 units across our channels and deliver our best year in our aftersales business line. Our regenerative growth engine of consistent annual free cash flows funds our growth through acquisitions and investments, while maintaining a strong, disciplined balance sheet. We’re decreasing the distance to our customers, growing our market share and enhancing our product and service offerings.
LAD is focused on improving the customer experience through all our channels. We are fine tuning our non-unit merchandise and product offerings to fit local market interest. This strategy underpins our long-term plan and positions us, along with Driveway and Greencars, to meet customers on their terms and growing our reach while offering a wide variety of products.
In 2023, we grew receivables at Driveway Finance Corporation (DFC) to nearly $3.2 billion after originating more than 70,000 new loans. This adjacency diversifies our earnings stream and allows us to increase our profitability in the future. As the leading captive finance arm for Lithia and Driveway, we continue to have room to expand the penetration rate and size of the portfolio.
Our process for managing growth and liquidity is focused on our long-term growth initiatives. This includes investing in our current operations, technology, and adjacencies, diversifying our business model and enhancing our capital allocation. We target allocating approximately 65% of our capital towards network development, including M&A, 25% towards capital expenditures, and the balance of 10% towards shareholder returns. In terms of leverage, we target 2–3x debt to EBITDA, giving us sufficient financial flexibility to manage our growth. This ensures sustainable growth while generating long-term value for shareholders.
Our culture of high performance and personal ownership is a crucial part of our success. We find, retain, and promote people who are happy working in high-performance environments, while they enjoy the challenge of learning new skills and achieving ambitious goals. To make sure our employees are motivated and prepared to carry out our plan, we invest in them. Through new experiences, teamwork, professional development, and recognition, we foster personal and career growth in all our employees.

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02
Director Nominees

Lithia Motors, Inc. 2024 Proxy Statement	02: Directors and Nominees 10

Employee/Founder Directors
Sidney B. DeBoer, 80 Chairman of the Board Founder of Lithia Motors, Inc.
Tenure: 56 years
Bryan B. DeBoer, 57 Chief Executive Officer and President
Tenure: 16 years
2023 Committee Participation
Audit Committee
Susan O. Cain*
Stacy Loretz-Congdon
James E. Lentz
Shauna F. McIntyre
Louis P. Miramontes
Kenneth E. Roberts*
Compensation Committee
Louis P. Miramontes
David J. Robino
Susan O. Cain*
James E. Lentz
Shauna F. McIntyre
Nominating & Governance Committee
David J. Robino
Susan O. Cain*
Stacy Loretz-Congdon
Louis P. Miramontes
Kenneth E. Roberts*
Independent Directors
David J. Robino, 64 Lead Independent, Nominating and Governance Chair EVP and Chief Administrative Officer, and Vice Chairman, of Gateway, Inc. (retired)
Tenure: 8 years
Susan O. Cain, 69* Independent, Audit Chair Partner at KPMG LLP (retired), Audit Committee Financial Expert
Tenure: 15 years
Stacy Loretz-Congdon, 64* Independent SVP, CFO and Assistant Secretary, Core-Mark Holding Company, Inc. (retired) Audit Committee Financial Expert
Tenure: 1 year Other Public Boards: 1
James E. Lentz, 68 Independent Toyota North America CEO (retired)
Tenure: 2 years
Shauna F. McIntyre, 52 Independent CEO of Cuberg, former Interim CEO of Electric Last Mile Solutions, former President of Automotive of Ouster and Sense Photonics
Tenure: 5 years
Louis P. Miramontes, 69 Independent, Compensation Chair Managing Partner at KPMG LLP (retired), Audit Committee Financial Expert
Tenure: 6 years Other Public Boards: 2
Kenneth E. Roberts, 79* Independent Partner at Lane Powell (retired)
Tenure: 12 years
*	Susan Cain and Kenneth Roberts are not standing for reelection for the 2024–2025 Board year.
Lithia Motors, Inc. 2024 Proxy Statement	02: Directors and Nominees 11

Summary of Director Experience, Skills and Attributes
Skills and Attributes of our Board
Our directors bring a balanced mix of skills, qualifications and experience and we believe their diverse backgrounds contribute to an effective and well-balanced Board. Listed below is a summary of the diverse skills and attributes of our Board of Directors:
Skills and Experience	Description
Finance
Directors with an understanding of accounting, financial reporting, capital allocation processes and financial markets are essential to ensuring effective oversight of our financial resources, risks and processes, and provide valuable advice and insights with respect to establishing a successful capital strategy critical to our ongoing success.

Legal and Compliance
Directors with risk management and compliance oversight experience guide our Board and management in executing their responsibilities to identify, evaluate and understand the magnitude of various risks facing the Company, and are key in designing appropriate policies and procedures to effectively mitigate and manage those risks.

Executive Compensation
Directors who have experience and expertise with tax, legal, securities and accounting issues are integral in setting the compensation of our executive officers and designing and implementing effective incentive plans.

Risk Management
Directors with experience in risk management guide our risk mitigation strategy beyond mere financial and accounting risk, to encompass cyber, enterprise, compensation, supply chain and sustainability related risk management.

International
Directors with international or global markets experience bring valuable knowledge and perspective of global industry dynamics to the Company and its international operations, including exposure to different cultural perspectives and practices and different political and regulatory environments.

Strategic & Senior Leadership
Directors with senior leadership experience in complex public and private organizations, whether as an officer or board member, can effectively oversee the management of the Company and bring a valuable perspective to important operational issues, strategy and initiatives to drive change and growth. These directors are generally highly effective at motivating, managing and inspiring others and have talent, professional development and succession planning skills.

Board Service & Governance
Directors with corporate governance experience gained from service on company boards provide valuable insight into the dynamics and operations of the Board and the impact that governance and compensation decisions have on the Company and shareholders. Their skills support the Company’s goals of strong corporate governance practices through Board and management accountability, transparency, legal and regulatory compliance and protection of shareholder interests.

Marketing, Advertising & Investor Relations
Directors that have effectively engaged both customers and investors guide us as we seek to solidify an omni-channel customer experience while listening to and protecting the interests of our shareholders.

Technology, Cybersecurity, & Digital Innovation
As we continue to drive digital innovation in our market and the broader environment, we rely upon Directors with experience in innovating across digital platforms and designing systems to protect electronic infrastructure, as well as company and customer information.

Mergers & Acquisitions
Directors with strategic planning and merger and acquisition experience can provide insight as we identify the best strategic manner in which to expand our business and drive growth either through innovative strategic initiatives or acquisitions and other business ventures. Such individuals can provide valuable guidance on how to develop a strategic plan and oversee the execution of key strategic initiatives and evaluating our progress of those initiatives.

Human Rights & Community Responsibility
Directors who have experience advocating not just for shareholders, but stakeholders, provide valuable insight into protecting the rights of people, our employees and the communities in which we do business, and are advocates of social justice.

Diversity & Inclusion
Directors who have experience and expertise in building cultures that are rich in gender and ethnic diversity, inclusion and equal opportunity help us incorporate those same ideals into our human capital management strategy.

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Director Nominee Biographies
Sidney B. DeBoer
Biography	Why Nominated
Sidney B. DeBoer took Lithia Motors public in 1996 and is the Chairman of the Board. Mr. DeBoer served as Chief Executive Officer and Secretary from 1968 through 2011, and then as Executive Chairman through the end of 2015. His charitable work on the Southern Oregon University Foundation Board, Oregon Community Foundation and the Oregon Shakespeare Festival has created a vibrant community for our Company’s headquarters. Mr. DeBoer attended Stanford University and the University of Oregon.

Mr. DeBoer’s founder’s spirit and pioneering work in the public auto retail sector and as an automotive dealer has earned him numerous awards and recognition. His familiarity with our business, executive leadership knowledge and industry experience make him uniquely qualified to serve as our Chair.

Bryan B. DeBoer
Biography	Why Nominated
Prior to becoming CEO, Bryan B. DeBoer was Senior Vice President of Mergers & Acquisitions/Operations and then Chief Operating Officer driving the growth of Lithia and transforming the Company culture to an entrepreneurial and high-performance model. Upon joining Lithia in 1989, Mr. DeBoer grew through the store positions of Finance Manager, Used Vehicle Manager, General Sales Manager, General Manager and multi-store General Manager. Mr. DeBoer has a B.S. degree, summa cum laude, from Southern Oregon University in Business Administration. He also graduated from the National Automobile Dealers Association Dealer Academy.

Mr. DeBoer has been our CEO and President since 2012 and first became a director in 2008. Mr. DeBoer’s store experience, passion for mergers and acquisitions and demonstrated ability to develop strong manufacturer relationships drive our growth. His enthusiasm for the car business combined with a visionary spirit set the tone for our innovative and entrepreneurial culture.

James E. Lentz
Biography	Why Nominated
James E. Lentz spent the majority of his more than 40 years in the auto industry at Toyota, where he served as its chief executive officer from 2013 until his retirement in 2020. During his 38 years with Toyota, Mr. Lentz oversaw all business for Toyota’s North American region, including manufacturing, research and development, sales, marketing, product support, and corporate resources. Mr. Lentz led and contributed to several key milestones in Toyota’s history, including the Scion brand launch and the recognition of Toyota and Lexus brands as leaders in customer experience. He has been named “Marketer of the Year” by Advertising Age, an “All-Star” by Automotive News, and “Industry Leader of the Year” by the Automotive Hall of Fame. Mr. Lentz also serves as an advisor to several private companies. Mr. Lentz earned both his undergraduate degree and M.B.A. in Finance from the University of Denver.

Mr. Lentz joined our Board in October of 2022. With his tenured career in the automotive industry, and extensive experience in corporate resources, Mr. Lentz is lending his expertise while serving on our compensation and audit committees.

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Stacy C. Loretz-Congdon
Biography	Why Nominated
Stacy C. Loretz-Congdon, in 2016 and after 26 years of service, retired from Core-Mark Holding Company, Inc., one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry and a Fortune 500 company which merged with Performance Food Group Company (NYSE: PFGC) in 2021. Ms. Congdon served in various capacities at Core-Mark, including as Senior Vice President, Chief Financial Officer and Assistant Secretary from December 2006 to May 2016, during which time she also served on Core-Mark’s Information Technology Steering Committee and the Investment Committee, as well as a board member of all Core-Mark subsidiaries. Ms. Loretz-Congdon has served on the board of Farmer Bros. Co (Nasdaq: FARM) since 2018, where she currently serves as Audit Committee Chair. In 2015, Business Insider named Ms. Loretz-Congdon as one of the Top 50 female CFOs in the Fortune 500 and Convenience Store News named her Woman of the Year. Prior to joining Core- Mark, Ms. Loretz-Congdon was an auditor for Coopers & Lybrand. Ms. Loretz-Congdon received her Bachelor of Science degree in Accounting from California State University, San Francisco.

Ms. Loretz-Congdon joined our Board in April 2023. She brings to our Board her deep experience in accounting and the oversight of Fortune 500 public company finance functions, including all corporate finance disciplines, strategy execution, risk mitigation, investor relations, as well as involvement with human capital management and technology initiatives. She is also an audit committee financial expert as defined under SEC rules.

Shauna F. Mcintyre
Biography	Why Nominated
Shauna F. McIntyre has served as CEO of Cuberg since February 2024. She previously served as CEO of automotive technology company, Sense Photonics, from April 2020 until October 2021, and previously in various roles at Google. She has held integral roles at Ouster, Electric Last Mile Solutions, Egon Zehnder International, Achates Power, Inc., Honeywell International, Inc., McKinsey & Company, and Ford Motor Company. Ms. McIntyre served on the board of directors for the Los Altos Educational Foundation and was also a co-founding board member for the North American Council for Freight Efficiency. Ms. McIntyre holds a B.S. degree from the University of California, Los Angeles, a M.S. degree from the University of California, Berkeley, and an M.B.A. degree from Harvard.

Ms. McIntyre joined our Board in April 2019. Ms. McIntyre brings a wealth of knowledge and expertise to our Board in a wide variety of subjects within the automotive industry, including manufacturing, cyber security, technology, innovation, E-commerce, finance and operations. Ms. McIntyre was selected to serve on our Board of Directors because of her valuable strategic, industry and leadership experience.

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Louis P. Miramontes
Biography	Why Nominated
Louis P. Miramontes has been an independent financial advisor since 2014. Mr. Miramontes serves on the board of directors of Oportun Financial Corporation, where he is a member of the Audit and Nominating and Governance committees, and previously served on the board of directors of Rite Aid Corporation until August 2023. He also provides advisory services to a real estate development company. Previously, Mr. Miramontes had a distinguished 38-year career at KPMG, where he served in many leadership roles, including managing partner of the San Francisco office and Senior Partner for the Latin America region. He provided audit services to public and private clients in the retail, financial services, and real estate sectors. Mr. Miramontes holds a B.S. degree in Business Administration from California State University, East Bay.

Mr. Miramontes joined our Board in 2018 and chairs our Compensation Committee. Mr. Miramontes has extensive experience in accounting, financial reporting and corporate governance. He is also an audit committee financial expert as defined under SEC rules.

David J. Robino
Biography	Why Nominated
David J. Robino began his management career at The Maytag Corporation and Pepsi-Cola. He joined AC Nielsen in 1989, culminating as Senior Vice President of Nielsen International, based in Brussels, Belgium. After a successful Vice Presidency at AT&T’s Business Markets Division, Mr. Robino left to lead Gateway, Inc. as Executive Vice President and Chief Administrative Officer and later Vice Chairman. Upon retiring from Gateway, Mr. Robino served as a member of the board of directors of Memec, Inc., then the world’s leading distributor of specialty semiconductors, and Insight Enterprises, Inc., a global provider of information technology capabilities to enterprises. He served on the faculty of Southern Oregon University’s School of Business from 2012 to 2016. Mr. Robino has an M.S. degree in Industrial Relations from Iowa State University and B.A. degree in Social Studies from Graceland College.

Mr. Robino joined our Board in 2016. Mr. Robino’s human capital, business, executive management and board experience over the course of his career at many large firms internationally provides us with expertise across a broad range of subjects. Mr. Robino chairs our Nominating and Governance Committee and is our Lead Independent Director.

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Non-Director Executive Officers
Christopher S. Holzshu Executive Vice President and Chief Operating Officer (COO)
Biography
Christopher S. Holzshu is our Executive Vice President and Chief Operating Officer (COO), a role he has served in since November 2019. He previously served as Chief Financial Officer and Chief Human Resources Officer. Throughout his career with us he has gained a deep understanding of the operations of our stores and a special talent for relating to individuals at all levels of the organization. Mr. Holzshu joined Lithia in 2003 after working for several years at KPMG LLP, where he specialized in automotive manufacturing, financial services and other retail sectors. He holds a B.S. in Accounting from the University of Alaska.

Adam Chamberlain Regional President Chief Customer Officer (CCO)
Biography
Adam Chamberlain is our Regional President & Chief Customer Officer (CCO). Mr. Chamberlain joined in 2022 with over 25 years of experience in the automotive and manufacturers industry. Prior to joining Lithia, he held various leadership roles in sales and marketing, with his most recent position as President & CEO at Aston Martin The Americas. His overall responsibility includes managing 82 locations on the east coast of the United States from Buffalo, New York to Miami, Florida. Beginning his career in 1996 with Volkswagen Group in the United Kingdom, Germany and Ireland, Mr. Chamberlain expanded his expertise into the U.S. market when he relocated in 2016 with his family to the United States during his time with Mercedes-Benz.

Gary Glandon Senior Vice President and Chief People Officer (CPO)
Biography
Gary Glandon is our current Senior Vice President and Chief People Officer (CPO). As CPO, he is responsible for leading all human resources functions and ensuring the company continues to build a culture that attracts, engages, and develops the best teams to support our strategic plans. Before joining Lithia in February of 2021 Gary was Chief Human Resources Officer (CHRO) of many fast-growing international organizations and has more than 30 years of experience as a Human Resources and Environmental Health and Safety executive. Most recently, he was President and CEO of Glandon Partners, an international HR consulting and executive coaching practice and, prior to that, SVP and CHRO of Rogers Corporation, an international specialty materials business supplying advanced materials to the communications and auto industries. Mr. Glandon holds an M.S.B.A degree from the University of Saint Francis, a B.S.B.A degree from Michigan State University (MSU) and a B.B.A. degree from MSU’s Broad College of Business.

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Scott A. Hillier Senior Vice President of Operations
Biography
Scott A. Hillier is our Senior Vice President of Operations and has served in this role since 2008, overseeing store leadership. Mr. Hillier joined Lithia in 1986, working in our stores in roles including Finance Manager, General Sales Manager, General Manager, and multi-store General Manager. Mr. Hillier quickly developed a reputation for identifying talent and building teams which led to his promotion to Vice President of Human Resources in 2003. In his current role, Mr. Hillier helps foster our value of taking personal ownership for performance by mentoring store leadership including the Lithia Partners Group. Mr. Hillier graduated from Southern Oregon University with a B.S. in Inter-Disciplinary Studies.

George N. Hines Senior Vice President and Chief Innovation and Technology Officer (CITO)
Biography
George N. Hines is our Senior Vice President, Chief Innovation and Technology Officer (CITO) and has served in this role since July 2019. Before joining Lithia, Mr. Hines held technology and innovation leadership roles at Massage Envy Franchising and Viad Corp. Early in his career, he worked with Deloitte Consulting and Ernst & Young Management Consulting, where he advised clients in the telecommunications industry. George brings a passion for creating pleasant, frictionless experiences and innovative technologies. Additionally, he brings a global view to his work having lived and worked in Peru, Ecuador, Brazil, Spain, and the United Kingdom. He holds a B.S. in MIS from Millikin University and has most recently completed studies in the Stanford School for Design Thinking and Innovation.

Tina H. Miller Senior Vice President and Chief Financial Officer (CFO)
Biography
Tina H. Miller is our Senior Vice President, Chief Financial Officer (CFO), leading the accounting, tax, corporate finance, financial planning and analysis, risk management and treasury functions, and has served in this role since August 2019. She joined Lithia in 2005, working in internal audit and corporate accounting before being promoted to Corporate Controller in 2015 and Vice President in 2018. Before Lithia, Ms. Miller worked as an auditor at Ernst & Young in their assurance practice. She graduated from Santa Clara University with a B.S. in Accounting and is a licensed CPA in Oregon.

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David G. Stork Senior Vice President and Chief Administrative Officer (CAO)
Biography
David G. Stork is our Senior Vice President and Chief Administrative Officer (CAO) and began serving in that role in 2021. Mr. Stork previously served as our Chief Legal Officer from December 2018. Before joining Lithia, David was General Counsel and Head of Compliance at JELD-WEN. Inc, as well as working as General Counsel and Director of risk management for a large retailer, Krause Gentle Companies. His expertise in innovation, diversification, risk management, compliance, mergers and acquisitions and the enhancement of intellectual property are beneficial as Lithia grows and diversifies. Mr. Stork holds a bachelor’s degree in Literature and Economics from Luther College and a Juris Doctorate from the University of Minnesota Law School.

Lithia Motors, Inc. 2024 Proxy Statement	02: Directors and Nominees 18

03
Corporate Governance
Board Leadership and Structure
Board of Directors
Our Bylaws provide for not fewer than five and not more than nine directors. Our Board of Directors has the discretion to set the size of our board from time to time. Our Board of Directors has set the number of directors at seven as of our 2024 Annual Meeting of Shareholders.
There is no requirement that directors attend our Annual Meeting of Shareholders, but directors are encouraged to do so. Our Board of Directors held fifteen meetings in 2023. Each incumbent director attended at least 80% of all meetings of the Board and of the Board committees on which the director served. All of our incumbent directors attended our 2023 Annual Meeting of Shareholders.
2023 Board and Committee Composition
The Board has three standing committees, each of which operates under a charter that has been approved by the Board. The Chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on actions taken at each committee meeting. The following table sets forth the current membership of each committee.
Director		Audit	Compensation	Nominating & Governance
Sidney B. DeBoer	CB
Susan O. Cain*	I	C	•	•
Bryan B. DeBoer
James E. Lentz	I	•	•
Stacy C. Loretz-Congdon	I	•		•
Shauna F. McIntyre	I	•	•
Louis P. Miramontes	I	•	C	•
Kenneth E. Roberts*	I	•		•
David J. Robino	LI		•	C
CB: Chairman of the Board   I: Independent Director  LI: Lead Independent Director  C: Committee Chairman
*	Kenneth Roberts and Susan Cain are not standing for reelection for the 2024–2025 Board year.
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Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each committee member is an independent director under NYSE listing standards, including, with respect to members of the Audit Committee and the Compensation Committee, under the enhanced independence standards that apply to members of those committees. A written copy of our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Shareholder Communications Policy may be obtained by contacting our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. These documents are also available on our Investor Relations website at www.investors.lithiadriveway.com.
The Audit Committee
Our Audit Committee is responsible for the engagement, evaluation and oversight of our independent auditors; the review of our financial statements and financial disclosure; the assessment of our accounting practices and policies and risk management; the review of our internal audit function and effectiveness of internal controls; and approving related party transactions; among other duties. The Audit Committee serves as a conduit to promote open communication between the independent auditors, the accounting department, the Company’s internal auditors, management and the Board in furtherance of our commitment to accurate financial reporting, sound financial risk practices, and ethical behavior. The Audit Committee routinely meets in executive session with representatives from KPMG, our Chief Financial Officer and our Director of Internal Audit. Our Director of Internal Audit reports directly to the chair of the Audit Committee. The Audit Committee held five meetings during 2023. To ensure sufficient attention to the duties of our Audit Committee, committee members may not serve on more than two other public company audit committees. In addition to meeting the independence requirement for audit committee members, each current member of the Audit Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. Our Board has reviewed the qualifications and experience of the nominees standing for election and has determined that both Ms. Loretz-Congdon and Mr. Miramontes satisfy the requirements of an “audit committee financial expert” as defined by SEC rules.
The Compensation Committee
Our Compensation Committee is responsible for our executive compensation philosophy and design. The Compensation Committee annually reviews the performance of, and determines the salary and the variable, long-term and other compensation for, our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation for other executive officers and reviews and recommends the compensation for non-employee Board members.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of the Chief Executive Officer and our other executive officers and make recommendations to the Board with respect to compensation of our non-employee directors. The Compensation Committee has overall responsibility for evaluating and, as appropriate, approving or recommending to the Board, compensation plans, policies and programs of the Company as they affect the executive officers. The Committee is also responsible for providing input to the Board regarding executive officer succession and talent development, and reviewing the Company’s policies, programs and initiatives for diversity and inclusion and human capital management and providing guidance to the Board and management on these matters.
The Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant and outside legal counsel as necessary to assist with the execution of its duties and responsibilities. In 2023, the Compensation Committee retained Pay Governance LLC (“Pay Governance”) to provide advice and counsel. Pay Governance provided compensation advice with respect to our name executive officers (or NEOs) and our directors as discussed in the “Compensation of Directors” and “Compensation Discussion and Analysis” sections of this proxy statement among other executive compensation advice. The Compensation Committee administers our employee benefits plans with respect to the participation of our executive officers, including our 2013 Amended and Restated Stock Incentive Plan, 2009 Employee Stock Purchase Plan, Short-Term Incentive Plan and Executive Management Non-Qualified Deferred Compensation and Supplemental Executive Retirement Plan. The Compensation Committee certifies and approves payments based on performance measures. The Compensation Committee held eight meetings in 2023.
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See “Compensation Discussion and Analysis” below for more information on our compensation philosophy and how the Compensation Committee determines the compensation of our executive officers.
The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent Pay Governance from independently representing the Committee. In making this assessment, the Committee considered each of the factors set forth by the SEC and the NYSE with respect to the Pay Governance’s independence, including that Pay Governance provided no services for the Company other than pursuant to its engagement by the Committee. The Committee also determined there were no other factors the Committee should consider in connection with the assessment or that were otherwise relevant to the Committee’s engagement of Pay Governance.
The Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for assisting our Board in identifying outstanding individuals to become Board members; recommending to our Board nominees for each Annual Meeting of the Shareholders; overseeing evaluations of the Board and its committees; developing, periodically reviewing, monitoring and recommending to the Board effective corporate governance policies and procedures; and developing and enforcing our Code of Business Conduct and Ethics. The Nominating and Governance Committee also reviews and provides guidance to our Board and management about the Company’s policies and practices that relate to corporate social responsibility and sustainability, as referred to the Committee by the Board. The Nominating and Governance Committee held four meetings in 2023.
Director Independence
Our Corporate Governance Guidelines require our Board to be comprised of a majority of independent directors. Generally, under NYSE listing standards, a director is not independent if the director has a direct or indirect material relationship with Lithia or its management. In accordance with its charter, the Nominating and Governance Committee annually reviews the independence of all non-employee director nominees and reports its findings to the full Board of Directors, which makes a determination about the independence of each nominee. The Board of Directors and the Nominating and Governance Committee review and discuss all transactions and relationships between each director nominee and any member of the director’s immediate family and Lithia, its consolidated subsidiaries and affiliates, and management, both in the context of the specific independence standards enumerated in the NYSE listing standards, as well as other business and personal relationships that could compromise the independent judgment of a director. Other than the NYSE listing standards, we do not adhere to categorical standards for determining independence; rather, we review and evaluate the specific facts and circumstances of each transaction and relationship to determine whether the director is independent. As a result of this review, our Board of Directors affirmatively determined that each of Mses. Cain, Loretz-Congdon and McIntyre and Messrs. Lentz, Miramontes, Roberts and Robino is independent under NYSE listing standards.
Lead Independent Director and Governance Practices
Lithia’s governance documents provide our Board with flexibility to select the leadership structure that is best for the Company. If the Chair of our Board of Directors is not an independent director, our Board of Directors annually selects an independent director to serve as the “Lead Independent Director” responsible for coordinating the activities of the independent directors, ensuring the Board and management address matters important to the independent Board members and fulfilling the Lead Independent Director duties set forth in Lithia’s Corporate Governance Guidelines. If the Chair of our Board of Directors is an independent director, our Board of Directors may nonetheless select a Lead Independent Director from one of the other independent directors.
Bryan B. DeBoer is our President and Chief Executive Officer, and Sidney B. DeBoer is our Chair of the Board. At this time, we believe it is beneficial for Sidney B. DeBoer to bring his strength as a long-time leader at Lithia to the role of Chair, while Bryan B. DeBoer as CEO focuses on developing and implementing the Company’s strategies. Our Board of Directors first appointed David J. Robino as Lead Independent Director in 2022 to help ensure the strength and facilitate the active role of the independent members of the Board, and he continued serving in that role in 2023.
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From our Lead Independent Director
This letter highlights some of the ways our Board of Directors is working to provide independent oversight of management and stewardship of your interests.
Board Renewal and Diversity: In accordance with our independent director tenure and age limits, Susan Cain and Kenneth Roberts will retire from service on our Board at our upcoming Annual Shareholder Meeting. Both Ms. Cain and Mr. Roberts have served our board with skill and distinction, and we are grateful for their service. We are committed to intentional board succession and renewal in order to maintain a team of directors with the skills and backgrounds necessary to oversee Lithia’s success in each new stage of its development. For this reason, and in anticipation of Ms. Cain and Mr. Roberts’s final year on our Board, James Lentz and Stacy Loretz-Congdon joined our Board in October of 2022 and April of 2023, respectively. This timing allowed our Board to integrate Mr. Lentz and Ms. Loretz-Congdon’s new and important skills with the benefit of Ms. Cain and Mr. Roberts’s institutional knowledge. This transition period has been a success, ensuring the Board’s ongoing capability to provide the oversight necessary for Lithia’s continued growth. With this same purpose in mind, we are planning to grow the size of our board, and further diversify its membership in keeping with best-demonstrated practice.
Shareholder Engagement: In 2023, we invited our top ten shareholders (representing over 50% of our capital stock) to engage with our Lead Independent Director and Compensation Committee Chair regarding our compensation philosophy and enhanced compensation program of which four have agreed to meet prior to the filing of this proxy statement, as described further on page 38 in the Compensation Discussion and Analysis. As of the filing of this proxy statement, we have met with four such investors. These meetings were productive. We will continue this type of outreach regularly and continue to report on our integration of the feedback we receive.
Our People, Our Mission: At Lithia, our people are at the heart of our mission and key to our success. At the executive level, our Compensation Committee lives out this mission in two ways. First, the committee ensures that our executives’ compensation incents the creation of shareholder value. Second, the committee reviews management’s succession plans to nurture leadership for future growth. In 2023, the Compensation Committee future evolved our compensation program by extending the long-term incentive plan performance period to three years and adding relative TSR which further encourages the long-term growth of our company. This compensation program is discussed in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
Corporate Social Responsibility: Responsible, sustainable growth is at the foundation of our business philosophy and strategy, and, therefore, an ever-increasing focus of our Board. Our review of Lithia’s sustainability policies and practices is an integral component of how we oversee the business. In 2024, 10% of our executives’ short-term incentive plan will be based on progress toward our corporate responsibility goals. Our commitments to the environment, the communities in which we do business, our employees, and the most effective corporate governance practices are essential to our long-term success.
The Board is absolutely committed to serving your interests as Lithia continues to implement its short and long-term objectives.

David J. Robino
Lead Independent Director
Good Governance and Board Practices
Annual election of directors by majority voting in uncontested elections.

Our Lead Independent Director is responsible for helping plan board agendas, regularly meeting with the other independent directors without management present, presiding over independent director executive sessions and over Board meetings in which non-independent Board members may have a real or perceived conflict.

Independent directors may not serve longer than 15 years or past the age of 79.
Regular board meetings and executive sessions, including 15 board meetings and 17 formal committee meetings in 2023.
Annual review of director, committee and board effectiveness, facilitated by a third-party.
Annual 360-degree review of CEO effectiveness, facilitated by a third-party.
Our Board has designated one of our directors to lead our cybersecurity oversight efforts.
Robust stock ownership and anti-hedging and pledging policies applicable to directors and executives.
Board-initiated shareholder engagement.
The Board has adopted proxy access permitting eligible shareholders to nominate director candidates.
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Director Qualifications and Nominations
The Nominating and Governance Committee is responsible for identifying and evaluating potential director nominees for election to our Board of Directors each year. The committee seeks a selection of directors who as a group will possess diverse skills and knowledge, including in such area as finance, marketing, management, and technology, as well as automotive retailing, that will contribute to the Board’s overall effectiveness and the Company’s overall corporate goals and responsibility to its shareholders.
Board Succession Planning and Recruitment
Identifying and recommending individuals for appointment or elections to our Board are core responsibilities of the Nominating and Governance Committee. The committee carries out this responsibility through a year-round process described below:

Evaluation of Board Composition: Each year the Nominating and Governance Committee evaluates the size and composition of the Board to assess whether they are appropriate in light of the Company’s evolving needs. In this evaluation, the committee considers the Company’s strategic direction, current director qualifications, the results of Board and committee self-assessments, and legal and investor relations review.
As part of the nomination process, the Nominating and Governance Committee annually reviews and evaluates the skills, talents, other characteristics and contributions of the current directors in the context of the desired composition of our Board, our operating requirements and the interests of our shareholders. The committee also reviews and interviews candidates for our Board of Directors whose background and experience suggest the candidates may be valuable board members considering the current Board composition. The Nominating and Governance Committee may propose to nominate current Board members or add new Board members, either as additional directors or in transition of current Board members. Potential candidates may be suggested by various sources, including management, Board members, shareholders, business leaders and other industry executives and directors. We may from time-to-time engage a director search firm.
Specifically, the Nominating and Governance Committee evaluates potential director nominee candidates based on broad criteria that include the individual’s skills, experience and other factors in the context of the current composition of our Board of Directors, including the Board’s overall diversity. Among other aspects, the Nominating and Governance Committee evaluates the following factors when evaluating director nominees: business experience, other directorships, business and personal relationships with management, educational background, expertise in finance and accounting, knowledge of financial reporting and the business of the Company, and industry experience. In this context, diversity encompasses differences of viewpoint, personal and professional experience, expertise in specific areas, and other individual qualities and backgrounds, such as gender, race and ethnicity. The Nominating and Governance Committee believes that gender, racial, ethnic and similar diversity on the Board is important and will specifically consider those factors in connection with the continuing composition of
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the Board and any new director nominees. At a minimum, director nominees must have the ability to dedicate sufficient time to Board activities, and independent director nominees must meet applicable NYSE independence standards and not have any conflicts of interest with the Company. The Nominating and Governance Committee reviews its effectiveness in balancing these criteria when assessing the composition of our Board.
Directors are not considered independent if they have been on the Board for 15 or more years, and no person may serve as an independent director after attaining the age of 79.
If a director is an active member of the board of directors of more than three other public companies, then the Nominating and Governance Committee, when performing its annual review of the composition of the Board, will take into consideration the competing time requirements of the director in fulfilling the directors’ duties as a member of our Board.
We require all of our directors to annually sign an acknowledgment of their confidentiality obligations and obligations under our insider trading policy and other applicable policies to reinforce their commitment to protect our confidential information and our business reputation and to comply with applicable securities laws.
We seek to attract and retain high-quality candidates for Board membership regardless of the origin of the recommendation to consider any particular candidate, and there are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or the committee itself. The Nominating and Governance Committee will consider potential nominees recommended by any record or beneficial shareholder. See “2024 Shareholder Proposals or Nominations - Shareholder Director Recommendations” below.
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Our Board’s Risk Oversight Role
Our Board of Directors monitors the risks facing our business by evaluating our risk management processes, including the processes established to monitor how management reports material risks to our Board of Directors and how our executive team manages the various risks that our Company faces. Our Board of Directors annually reviews the potential risks we face, including cyber risks, environmental risks and the potential impact of new laws and industry and competitive developments on our business, and the potential severity and likelihood of the risk. It considers immediate or short-term risks, while also evaluating and monitoring risks that could develop in severity or likelihood overtime. Our Board of Directors collaborates with management on developing the Company’s annual risk management plan and, as part of that process, helps management ensure that those risks and uncertainties are considered in ongoing operations and in the Company’s risk management plan. Our Board of Directors has delegated responsibility for certain areas of its risk oversight to its standing committees. The Board of Directors and our Board committees are charged with the following risk oversight responsibilities.

While our Board of Directors oversees risk management, our management is charged with managing risk through effective internal controls and processes, which facilitate the identification and management of risks. Management regularly discusses risk management with our Board of Directors, which requests and receives presentations from internal subject matter experts on topics of risk. Management also retains advisors or experts, as necessary, who provide meaningful assistance in determining, accessing or managing areas of risk, beyond the Company’s own capabilities.
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Cybersecurity
We are committed to maintaining robust cybersecurity practices and proactively work to protect the privacy of our customers, ensure the confidentiality, integrity and availability of our operation, and prevent cyber crimes against us. We operate with an internal policy and control framework for data protection, which is compliant with regulatory requirements and employs advanced technology and resources for cyber protection. This includes continuous monitoring, intrusion detection systems, and anomaly detection mechanics to promptly identify unusual activities or security breaches.
Our Board of Directors oversees our cybersecurity and data protection strategy and appoints a director to lead the Board’s efforts. That Director is Shauna McIntyre, and she attends educational programs and otherwise becomes familiar with developments and practices in cybersecurity, better enabling Ms. McIntyre, and therefore the Board, to oversee the Company’s cybersecurity strategy. Management regularly reports risk exposures to the Board as well as the steps taken to monitor and control the risks, including quarterly reports on our cybersecurity posture, current and future risks, and potential incidents or vulnerabilities. As part of that review, George Hines, our Chief Innovation and Technology Officer, leads our information technology and cyber protection strategy, and interacts directly with our Board of Directors. With the involvement of the designated director, we also obtain reports, evaluations and recommendations regarding our policies and systems from third parties with cybersecurity and information technology expertise. Currently, our Board of Directors believes assigning a director to lead the Board of Director’s cybersecurity risk oversight and thereby reviewing cyber risks and security amongst the full Board of Directors, better serves its oversight responsibility than assigning cyber risk oversight to a committee.
Code of Business Conduct and Ethics
We adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive, financial and accounting officers. A complete copy of our Code of Business Conduct and Ethics is available on our website at investors.lithiadriveway.com. You may request a copy by mail from our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. We intend to publicly disclose any amendment to and any waiver of the Code of Business Conduct and Ethics on our website.
Compensation of Directors
Non-Employee Director Compensation
Our directors serve from election at each Annual Meeting of Shareholders until the following annual meeting or until the director’s successor is elected and qualified. The Compensation Committee annually reviews non-employee director compensation and recommends any applicable changes to our Board of Directors. The Compensation Committee engages independent consultants to review the market competitiveness of the compensation paid to the non-employee directors compared to Company peers. The Compensation Committee engaged Pay Governance in 2023 to help review and assess non-employee director compensation for the 2023–2024 Board service year. Pay Governance recommended, and the Board of Directors approved, changes to the director compensation program to retain competitive positioning for the 2023–2024 Board service year. The changes include an increase to the cash retainer amounts and equity grants, as set forth below, and places the compensation at the median compared to Company peers, which are the same companies in the peer group used for executive compensation comparisons. The changes in the director compensation program are effective for the 2023–2024 service year. Accordingly, the actual compensation paid to a non-employee director in the 2023 calendar year is earned under two separate compensation programs. Except for Sidney B. DeBoer, directors who are employees of the Company are not compensated separately for their service as directors. As noted in the Non-Employee Director Compensation Table, for his services as a director, Sidney B. DeBoer receives the same compensation, in the same form, as the Company pays to its non-employee directors. Separately, Sidney B. DeBoer receives payments for his prior services rendered as an employee that are described below under “Certain Relationships and Related Transactions and Director Independence” on page 77. Executive officers of the Company do not recommend or determine non-employee director compensation. Our non-employee directors for the 2023-2024 Board service year were Mses. Cain, Loretz-Congdon and McIntyre and Messrs. Lentz, Miramontes, Roberts and Robino.
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We pay a majority of our non-employee directors’ compensation as equity awards. The Compensation Committee believes that paying a majority of the annual compensation in equity provides non-employee directors with a vested interest in our long-term financial success and aligns their interests with those of our shareholders. The compensation structure for our non-employee directors for the 2023–2024 Board service year was as follows:
•
$100,000 cash (no increase from the 2022–2023 Board service year) plus an additional $25,000 cash to each committee chair, and $35,000 cash ($5,000 increase from the 2022–2023 Board service year) to the Lead Independent Director. In each case, cash amounts are paid in 12 monthly installments over the service period.

•
An award for a number of restricted stock units (“RSUs”), which are settled in shares of our common stock, with a value of $180,000 ($10,000 increase from the 2022–2023 Board service year). The number of RSUs awarded is based on the average closing share price for the 40 trading days prior to the award grant date.

•
RSU awards to our non-employee directors are granted immediately after our annual shareholder meeting and vest over one year, with 25% vesting on the first business day of the month after each regularly scheduled quarterly meeting of our Board of Directors if the director continues to serve on that day. All equity grants to non-employee directors are subject to our stock ownership policy. See “Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions” below.

2023 Director Compensation
Non-Employee Director Compensation Table
The following table summarizes compensation paid to non-employee directors and to our Chairman during calendar year 2023, which amounts represent the 2023 portion of both the 2022–2023 Board term and the 2023–2024 Board term:
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total Compensation
Sidney B. DeBoer[4]	$158,333	$171,971	$—	$330,304
Susan O. Cain	$125,000	$171,971	$—	$296,971
James E. Lentz	$100,000	$171,971	$—	$271,971
Stacy C. Loretz-Congdon	$66,667	$171,971	$—	$238,638
Shauna F. McIntyre	$100,000	$171,971	$—	$271,971
Louis P. Miramontes	$125,000	$171,971	$—	$296,971
Kenneth E. Roberts	$100,000	$171,971	$—	$271,971
David J. Robino	$158,333	$171,971	$—	$330,304
(1)	The fees reflected in the column “Fees Earned or Paid in Cash” in the above table are the actual fees earned in calendar year 2023.
(2)
The amounts set forth in this column reflect the grant date fair value of all awards granted in 2023 calculated in accordance with FASB ASC Topic 718 and excluding the effects of any forfeitures. (See Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for the valuation and assumptions and other information related to our stock awards).

(3)	Amounts paid by us on behalf of our Board members for long-term care insurance premiums.
(4)
This amount reflects the fees the Board has agreed to pay Mr. DeBoer for his service as a director under his Director Service Agreement, and does not include the amounts paid to Mr. DeBoer under his September 14, 2015 Transition Agreement, which are described under “Certain Relationships and Related Transactions and Director Independence” on page 77.

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The following table sets forth
all unvested restricted stock
units held by each non-employee
director as of December 31, 2023:
Name	Unvested Stock Awards (#)
Sidney B. DeBoer	194
Susan O. Cain	194
James E. Lentz	194
Stacy C. Loretz-Congdon	194
Shauna F. McIntyre	194
Louis P. Miramontes	194
Kenneth E. Roberts	194
David J. Robino	194

Deferred Compensation Agreements with Non-Employee Directors
We offer our non-employee directors the opportunity to defer receipt of their compensation by entering into a deferred compensation agreement with the Company. Under this agreement, participants who elect to defer compensation may defer receipt of all or a portion of their cash compensation and any stock award. None of our non-employee directors elected to defer any of their compensation awarded in 2023.
Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions
We expect our non-employee directors to acquire and hold a sufficient number of shares of our common stock to meaningfully participate in the risks and rewards of ownership with our shareholders and to appropriately align the interests of directors with our long-term goals. Accordingly, under our Stock Ownership Policy for Directors, non-employee directors are required to own and maintain shares of our common stock having a market value equal to at least five times the annual base cash compensation paid to the director within five years after the director’s initial appointment to our Board of Directors. If a director does not or ceases to comply with the policy, the director is expected to retain 100% of the net after- tax shares received upon the settlement of any equity incentive award and not otherwise transfer any shares until the stock ownership minimums are attained. In determining compliance with the policy, share ownership includes (1) shares beneficially owned by the director, (2) shares underlying time-vesting only RSUs and other vested RSUs and similar awards and (3) shares held under any retirement plan.
Our Insider Trading Policy and our Stock Ownership Policy for directors specify that they may not (1) engage in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or (2) hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.
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04
Corporate Responsibility
Our Commitment to all Stakeholders
Introduction
Lithia’s sustainability goals include improving the quality of life for our team and customers. We are committed to Improving Constantly and reducing our environmental impact through continuous innovation and teamwork. We recognize that responsible growth is critical to our company’s future success. As a result, our long-term value creation strategy goes beyond financial metrics to consider the needs of all stakeholders in Lithia’s operations. Our environmental and social initiatives are listed below, and our strong governance highlights are mentioned above in the letter from our Lead Independent Director.
Environmental Goals	Social Goals
Goal 1 Public Education Increase sustainability education and engage the public on the benefits of electric and hybrid vehicles via our GreenCars initiatives.	Goal 6 Employee Health & Well-Being Provide avenues for employee health and well-being.
Goal 2 Electric Vehicle Charging Network Expand electric vehicle (EV) charging stations to alleviate range anxiety.	Goal 7 Training & Professional Development Encourage internal promotions, expand training, and promote professional growth opportunities.
Goal 3 Green Experiences Grow sustainable business practices.	Goal 8 Diversity & Inclusion Continue to reflect the diversity of our customers within our workforce.
Goal 4 Bright Ideas Develop employee knowledge, creativity, and participation surrounding sustainability efforts.	Goal 9 Diverse Leadership Increase the diversity of our leadership teams to better reflect a variety of experiences and perspectives.
Goal 5 Energy Efficiency Support facilities in applying for energy- efficient standards.	Goal 10 Community Involvement Increase nonprofit volunteerism and financial support.
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Selling More Sustainable Vehicles
Selling cars and related automotive products is what we do, so selling sustainable vehicles is how we make an impact. Our GreenCars brand is dedicated to educating and empowering consumers in their search for sustainable mobility. Whether it’s a grid to compare features or in-depth guides on how electric cars and hybrids work, GreenCars.com hosts a growing suite of resources to educate our customers. Unique visitors to GreenCars.com increased 92% in 2023 relative to the prior year. In 2023, our network sold over 16,000 zero-emissions vehicles, marking a significant stride towards our commitment to reducing our carbon footprint and contributing to a sustainable future.
Sell Sustainably
2023 marked the first year that vehicle dealerships became eligible for ENERGY STAR certification. Lithia was honored with three out of the inaugural seven ENERGY STAR Awards granted to vehicle dealerships in the United States. Receiving ENERGY STAR certification as a building owner is impactful, as it shows commitment to exceptional energy efficiency and demonstrates dedication to sustainable operations, ultimately leading to reduced operating costs and a positive environmental impact. In 2023, our portfolio of existing and under contract solar projects will generate an estimated 1.3 million kilowatt-hours of renewable energy per year.
Extend the Lives of Vehicles
Value autos, or vehicles with over 80,000 miles, play an integral part to our business model. The resale and servicing of used vehicles plays a crucial role in fostering a circular economy by extending the lifespan of automobiles and reducing waste. By offering refurbished vehicles and affordable servicing options, individuals gain access to reliable transportation at a fraction of the cost, thus promoting inclusivity and sustainable mobility solutions within communities.
Sustain our Communities
Engaging in volunteering and community outreach is vital for our business because it strengthens our bonds with the community, uplifts employee spirits, and promotes teamwork. These efforts contribute to a positive workplace culture and demonstrate our dedication to making a positive impact. In 2023, Lithia and Southern Oregon University continued its historic partnership through the Lithia & GreenCars Momentum Fund. Serving as the largest single gift in the university’s history at over $12 million dollars, this commitment is designed to invest in people and programs to move forward a shared vision of sustainability and diversity. A significant portion of this fund is reserved for a scholarship program to recruit and retain first-generation and/or minoritized populations traditionally underrepresented in higher education.
Maximize Employee Wellness, Health and Safety
Encouraging and enabling employee health and wellness is crucial as it ensures our team members feel supported in their personal well-being journey, leading to happier, healthier and more fulfilled lives. Providing resources and support for physical and mental well-being reduces illness and drug reliance, and fosters a positive work environment where employees can thrive both professionally and personally. In addition to providing a broad-based benefit package, in 2023, Lithia paid out over $1,100,000 to employees for completing their wellness exam.
Lithia Motors, Inc. 2024 Proxy Statement	04: Corporate Responsibility - Our Commitment to all Stakeholders 30

Foster a High-Performance Culture that is Diverse and Inclusive
At Lithia, we cultivate a culture of high performance, where internal promotion serves as a pathway to advancement, personal development, and acknowledgment of employees’ dedication. This approach not only empowers individuals to excel but also ignites their passion for realizing their aspirations, fostering a dynamic environment where opportunities for personal and professional fulfillment thrive.
To that end, we sponsor a variety of programs design to unlock our employees’ potential. For example, our DART (Develop, Analyze, Research, and Transform) Program grows our talent through rotational cross-functional training. We also prepare high-performers for leaderships roles beyond general manager with our AMP (Accelerate My Potential) Program. Our Women LEAD (Learn, Explore, Achieve, and Develop) Program further offers a platform for women within the organization to connect, learn, and grow together. Our learning and development initiatives are dedicated to promoting employee growth through curated content paths, specialized curriculums, and tuition reimbursement programs covering up to 75% of undergraduate or graduate tuition costs. Additional programs provide Master Automotive Service Excellence (ASE) training and certification, along with Original Equipment Manufacturer training for technicians.
As of December 31, 2023, our subsidiaries employed over 27,000 persons on a full-time equivalent basis in our global network of over 340 retail locations. Our total workforce was comprised of approximately 21% female employees and approximately 45% of minorities. Our management consisted of approximately 21% females and approximately 36% minorities in leadership positions.
In 2023, we conducted a culture poll across our workforce which saw a response rate of over 80% and measured employee engagement across a variety of categories (including measures of commitment to and pride in our company, and quality of work execution). Of the measured metrics, 9 out of 10 ranked above benchmark averages, with 8 out of 10 ranking above the averages for the Fortune 500. When given the opportunity to select any word that describes our culture, our employees’ top selected descriptors were “fun”, “family” and “friendly”. The larger list of top descriptors is included below, and demonstrates our commitment to our fundamental mission “Growth Powered by People”.
Lithia Motors, Inc. 2024 Proxy Statement	04: Corporate Responsibility - Our Commitment to all Stakeholders 31

05
Compensation Discussion and Analysis (CD&A)
Introduction
This Compensation Discussion and Analysis discusses Lithia’s compensation program for its Chief Executive Officer, Chief Financial Officer, and next three highest paid executives (named executive officers or “NEOs”), including its philosophy, objectives and how our 2023 performance drove compensation for the 2023 calendar year. Our current named executive officers are:
Bryan B. DeBoer, 57 Current Position(s): Bryan B. DeBoer has been our Chief Executive Officer (CEO) and President since 2012.
Christopher S. Holzshu, 50 Current Position(s): Christopher S. Holzshu is our Executive Vice President and Chief Operating Officer (COO), a role he has served in since November 2019.
George N. Hines, 51 Current Position(s): George Hines is our Senior Vice President, Chief Innovation and Technology Officer (CITO) and has served in this role since July 2019.

Tina H. Miller, 43
Current Position(s): Tina H. Miller is our Senior Vice President, Chief Financial Officer (CFO), leading the accounting, tax, corporate finance, financial planning & analysis, risk management and treasury functions, and has served in this role since August 2019.

Scott A. Hillier, 61 Current Position(s): Scott A. Hillier is our Senior Vice President of Operations and has served in this role since 2008, overseeing store leadership.
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 32

Executive Summary
As described in greater detail below, 2023 was a year of strong financial and strategic performance, and we made solid progress on our strategic plan as we continue to profitably consolidate one of the largest retail sectors, automotive retail, through acquisitions and our omnichannel and customer-centric strategy. We are now among the leading retail companies in our expanded peer group, and we have updated our compensation philosophy and program, and target levels of compensation, to match. During the course of the year, we reviewed best practices, received feedback from proxy advisors, and our Lead Independent Director and the Chair of our Compensation Committee engaged with our top ten leading investors regarding our compensation plan, four of which met with our directors and discussed the changes outlined below.
2023 Compensation Program Design Restructure
We extensively redesigned our executive compensation plan in 2023 to align with the acceleration of our growth, size, and scope, keeping in mind Lithia’s commitment to a pay-for-performance philosophy that links real pay delivery to the achievement of our operational objectives and long-term strategy, and the enhancement of shareholder value. As discussed in more detail below, in 2023:
•
We no longer use earnings per share (EPS) in both our cash-based short-term incentive plan and equity-based long-term incentive plan. We substituted profit growth for EPS in our short term incentive plan to provided a more predictable line of sight incentive to executives and we removed EPS from our long term incentive plan.

•	We incorporated relative metrics into both of our plans, including a relative total shareholder return (TSR) modifier in our long-term incentive plan (LTIP).
•
We updated our long-term incentive plan from last year’s structure, which consisted entirely of performance share units (PSUs) with a 1-year performance period followed by 3-year service-based vesting, to a more long-term and performance focused structure, 75% of which consists of PSUs which vest after a 3-year performance period and 25% of which consists of RSUs which service-vest annually over three-years.

The particulars of these changes are outlined below:
Short-Term Incentive Plan: Our new short-term incentive plan utilizes relative operating profit growth measured against our six automotive peers within our expanded retail peer group.
Short-Term Incentive Plan YOY Changes
2022 Design	2023 Design
Absolute Metrics • Adjusted EPS (50%) • Absolute Revenue (30%) • Strategic (20%)	Absolute and Relative Metrics • Relative Quarterly Operating Profit Growth (compared to Auto Peers) (40%) • Absolute Revenue (40%) • Strategic (20%)
Performance Period • 1-year	Performance Period • 1-year
   Deleted     Added
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 33

Long-Term Incentive Plan: Compared to our 2022 long-term incentive plan, which used absolute metrics and a 1-year performance period followed by 3 years of service-based vesting, the 2023 long-term incentive plan uses a PSU/RSU mix, with PSUs incorporating a 3-year performance period based on our revenue growth relative to our expanded retail peers, a relative TSR modifier, and an operating margin governor which sets the upper and lower bounds of any payout.
Long-Term Incentive Plan YOY Changes
2022 Design	2023 Design
Absolute Metrics • Adjusted EPS (75%) • Revenue (25%)
Relative Metrics (compared to full peer group)
  •  Relative Revenue Growth Ranking with 2 modifiers:
    i. Relative TSR Modifier (+/- up to 25% on base
attainment)
    ii.  Operating Margin Governor (sets upper and lower bounds of payout)

100% PSUs with Performance and Service-Based Vesting • 100% PSUs w/ 1-year performance period followed by 3 years of service-based vesting.	75% PSUs with Performance Vesting • 3-year performance period and no subsequent service-based vesting. 25% RSUs with Service-Based Vesting • 3-year service-based vesting.
   Deleted     Added
CEO Target Total Direct Compensation Increase
In 2023, we increased our CEO’s target total direct compensation from $10.8 million to $14 million, as detailed in the below table. This increase, the vast majority of which is attributable to performance-equity that is subject to the achievement of rigorous performance goals after 3 years, was recommended by our independent compensation consultant in order to keep our CEO’s target total direct compensation competitive. The following considerations support this change.
•	the appropriate level of compensation in our expanded retail peer group, which reflects our new growth, scale and scope;
•	our CEO’s leading performance and industry stature;
•	the fact that our CEO was among the lowest compensated CEO’s in the Fortune 500 relative to his value creation; and
•
the structural changes to our compensation program described above which make our long-term incentive program more challenging to achieve, including the expansion of our performance period from one to three years and the addition of a TSR modifier.

The following table outlines the year-over-year increases in our CEO’s target compensation. We believe that $14M in target CEO total direct compensation represents a reasonable degree of alignment between our Peer Group CEO compensation and TSR.
Category	Changes	2022	2023	Δ
Salary	• Increase of 4%	$1.25M	$1.30M	$0.05M
Short-Term Incentive Plan	• Increase from 128% of salary to 150% + design changes described above	$1.60M	$1.95M	$0.35M
Long-Term Incentive Plan	• Increase of 35% + design changes described above	$7.95M	$10.75M	$2.8M
	Total:	$10.8M	$14.0M	$3.2M
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 34

The PSUs and RSUs granted to our CEO in 2023 had a target value of $10.75M. However, the value reported in the summary compensation table, as dictated by the applicable accounting and SEC rules, is $15.3M, principally due to a value premium attached to the TSR- linked PSUs, a 1-month delay in grant as we implemented our new design (during which time we saw an outperforming 46% increase in stock price), and our using a 40-day average to determine the number of shares and to measure relative TSR. Our CEO’s PSUs, which make up most of the 2023 long-term incentive plan awards, vest only after positive performance over 3 years and include a relative TSR modifier. As a result, real pay delivery is dependent on generating positive shareholder outcomes over 3 years, and is not tied to the point-in-time value assessed by the accounting rules.
2024 and Future Compensation
We are committed to reviewing our compensation plan against best practice and, in 2024, we refined on our design with the particular aim of arriving at a competitively positioned long-term incentive plan which incents our executives to drive outperforming growth. Accordingly, in 2024, we implemented the following adjustments:
•	CEO Target Compensation: After increasing our CEO target compensation in 2023 to reflect our CEO’s performance and seniority in the role, we kept our CEO’s target compensation flat year over year.
•	Incentive Plan Designs:
○
Given the limited availability of comparable auto retailers, our position as a leading automobile retailer and competitive retailer of automobile related products and services, and the multifaceted and multi-product nature of our customer’s retail experience which is akin to other retail industries, we believe it is important to measure growth against the larger retail industry, and structure compensation to reward positive relative financial and stock-performance results. Accordingly, we synchronized our long-term and short-term incentive plans so that both use our expanded 20-company Peer Group, which incorporates automotive and broader retail peers. We also implemented all relative metrics to assess financial performance.

○
As we enter the execution phase of our growth strategy, we also increased the weighting of financial metrics in our short-term incentive plan from 80% to 90%, with the last 10% contingent on achieving progress toward corporate responsibility instead of broader strategic initiatives. In addition, we removed the operating margin governor from our long-term incentive plan and added a relative net income multiplier alongside the existing relative revenue multiplier and relative TSR modifier, which more directly incentivizes peer leading long-term profitable growth.

○
In order to manage the variance between reportable grant-date accounting values and target grant date values in our long-term incentive plan, we returned to our historical practice of granting executive equity in early January. Notwithstanding this change, due to an unexpected substantial increase in the Company’s stock price in December 2023, the expected grant date accounting value of our CEO’s 2024 equity was estimated to be materially in excess of target. In advance of the grant date of our CEO’s equity, our Compensation Committee, in conjunction with its advisors, discussed various updated designs and modeled several alternatives to manage that variance. Taking that feedback into account, the Compensation Committee decided to shorten the averaging period used for measuring relative TSR, and for determining the number of shares granted, from 40 days to 20 days. As a result, the accounting value of the 2024 grants is more in-line with the target value. The Compensation Committee’s advisors highlighted that this change could also be beneficial for future grants.

Following successful shareholder engagement in early-2024 regarding our executive compensation structure, we heard feedback regarding the metrics in our incentive plans, and continue to evaluate possible changes to those metrics, including a possible return to EPS as measure of profitability.
Clawback Policy
In 2023, Lithia adopted a Dodd-Frank compliant clawback policy in accord with the NYSE’s new listing standards. This clawback policy layers on top of our existing and more expansive clawback mechanisms which cover instances of misconduct resulting in reputational harm, as described later in this Compensation Discussion and Analysis.
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 35

Performance Highlights

*	Expected annualized revenue from key acquisitions
One of our strategic goals is to be one of the best performing retailers, not only among our automotive peers, but also among our expanded retail Peer Group. Lithia made strides toward that goal in 2023, with another successful year of outpaced growth and strategic diversification, and the solidification of the key components of our long-term growth strategy. Our financial position, combined with the diversity and reach of our network and complementary adjacencies, positions Lithia to continue to drive this distinctive growth strategy and return capital to shareholders. Specifically, in 2023, revenue increase to a record $31 billion, up 10.1% year over year and we acquired $3.8 billion in expected annualized revenues, bringing total acquired revenues to $17.7 billion since announcing our strategic plan in July of 2020.
Performance Impact on Compensation

Our most recently completed performance period illustrates our commitment to pay for performance.

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 36

2023 Short-Term Incentive
Management’s strong operational and strategic performance, which drove the growth of operating profit relative to our automotive peers and absolute revenue, resulted in our short-term incentive plan paying out at 136.7% for Bryan B.DeBoer, Christopher S. Holzshu, Tina H. Miller, and George N. Hines. Our short-term incentive plan for Scott A. Hillier also depends on achieving store profits, manufacturer approvability, and strategic goals and paid out at 155% following strong profitability.

2023 Long-Term Incentive
Our executives received 25% of their compensation under our 2023 long-term incentive plan in the form of RSUs that vest in annual installment over 3 years and 75% in the form of PSUs that vest only after a 3-year performance period based on our revenue growth relative to our expanded retail Peer Group, a relative TSR modifier, and an operating margin governor, which sets the upper and lower bounds of any payout. The 2023 PSUs will vest and pay out, subject to performance, after the end of their performance period on December 31, 2025.
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 37

Our Compensation Practices Benefit our Shareholders
Our executive compensation programs have strong governance components that further strengthen our pay-for- performance compensation philosophy, including the following:
What We Do	What We Do Not Do
Align pay and performance, with significant percentages of target total direct compensation (TDC) based expressly on performance (91% for the CEO and 78% for the other NEOs)
Rigorous financial, strategic and relative performance goals, including relative TSR, with audited attainment determinations
3-year performance periods on long-term incentives
Meaningful stock ownership guidelines for directors and executives
Clawback policies covering cash incentives and stock awards due to financial restatement or misconduct resulting in reputational harm
Double-trigger change in control provisions
Entirely independent Compensation Committee
Independent compensation consultant
Annual compensation program and policies risk assessment
Ability to exercise negative discretion on earned bonus amounts

No “golden parachute” gross-ups
No hedging/pledging/short-sales of company stock
No dividends paid on unvested shares
No perquisites beyond life and injury/disability related insurance coverage
No options/SARs (which we do not currently grant) with below FMV exercise price
No repricing of options (which we do not currently grant) without shareholder approval
No excessive severance
No guaranteed salary increases, bonuses, or long-term incentive awards
No adjustment or modification of any outstanding cash or long-term equity incentive in response to COVID-19 pandemic and recent volatile market conditions

Shareholder Engagement

Lithia’s Compensation Committee prioritizes listening to feedback on our compensation approach. We rely on regular shareholder outreach and engagement activities conducted by our CEO and other members of our management team, and board level engagement, including both informal outreach and more formal listening channels, such as our shareholders’ annual non-binding advisory vote regarding executive compensation. These communications provide an important platform to receive feedback from investors, promote transparency between the Board and our shareholders and help build informed and productive relationships.

As a result of these efforts, our shareholders have overwhelmingly supported say-on-pay, with average support in excess of 97% over the past 5 years and 96% in 2023. Following this strong showing of support, in 2023, we engaged with shareholders representing over 60% of our outstanding capital stock, on a variety of topics, including our executive compensation program. In addition, as part of our new board of director initiated shareholder outreach program, our Lead Independent Director and the Chair of our Compensation Committee invited our top 10 shareholders, representing over 50% of the Company’s outstanding capital stock, to discuss and provide feedback on our enhanced compensation program, of which four investors holding collectively over 19% of the Company's outstanding capital stock, engaged prior to the filing this proxy statement, leading to productive discussions regarding our governance and compensation strategies. Our Board expects to continue these types of engagements going forward.

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 38

Compensation Philosophy
Our vision guides our mission, and our mission drives our business strategy and our compensation philosophy. All four of these areas are informed by our values.

Who We Are
The pragmatic disruptor with a proven multifaceted success strategy, competitively leading the modernization of personal transportation by providing consumers solutions, wherever, whenever, and however, they desire.
Our Mission
Our mission, Growth Powered by People, focuses on our customers and team to create a competitive advantage. We are a growth company and the continued development of our team is critical to our long-term success. Our entrepreneurial culture is the foundation of our business strategy. This culture drives our team to create simple, customer-centered experiences. Trust in each other is key to making decisions that will be in the best interests of the Company and its stakeholders. We strive for high customer retention and strong market share, while controlling costs, to yield exceptional profit performance.
Our Business Strategy
We are a growth company focused on profitably consolidating the largest retail sector by providing personal transportation solutions, wherever, whenever, and however, consumers desire.
Compensation Philosophy
Lithia’s compensation program is designed to support the Company’s vision, mission, and values and align appropriate incentives and rewards with the execution of our business strategy, all while attracting, motivating, rewarding, and retaining high-performing employees who influence and drive the Company’s long-term success. Lithia strives to do this by providing a market competitive-salary and performance-based short and long-term incentive compensation.
Our Values
Within our entrepreneurial and high-performance culture, we implement a human capital policy that supports a diverse and energized workforce with career advancement, role mobility opportunities, and strong health, safety, and wellness initiatives. Our values guide us beyond producing financial returns to serving our customers and communities, developing our people, reaching our potential and growing our company:

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 39

Compensation Components
The three major elements of our executive officers’ regular total direct compensation (TDC) are: (i) base salary, (ii) awards under our cash-based short-term incentive plan, and (iii) awards under our equity-based long-term incentive plan. While performance drives all aspects of our compensation, for 2023, 91% of target annual TDC for the CEO was expressly performance-based and approximately 78% of the target annual TDC for our other named executive officers was expressly performance-based, reflecting Lithia’s pay-for-performance philosophy.
2023 Target Compensation Mix

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 40

2023 Compensation Program Design & Results
Base Salary
We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of competitive and stable fixed compensation.
The Compensation Committee approves the 2023 base salary for our CEO based on competitive market factors, the CEO’s duties and responsibilities, comparison of relative CEO pay within the Peer Group described below, the CEO’s performance and the relative pay of our senior management team. The base salaries of all other NEOs are developed by the CEO and our independent compensation consultant based on similar factors and are analyzed and approved by the Compensation Committee. Accordingly, annual merit-based increases were approved for each of our executive officers. In particular, Ms. Miller’s and Mr. Hines’s increases in base salary were based on competitive data for their tenure and expertise in the role.
Named Executive Officers	2022 Base Salary ($)	2023 Base Salary ($)	Δ
Bryan B. DeBoer	1,250,000	1,300,000	4.0%
Tina H. Miller	525,000	750,000	42.9%
Christopher S. Holzshu	800,000	900,000	12.5%
Scott A. Hillier	525,000	550,000	4.8%
George N. Hines	480,000	600,000	25.0%
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 41

Short-Term Incentive Plan
We refreshed our short-term incentive plan to incorporate relative metrics that differ from our long-term incentive plan. Specifically, the 2023 short-term incentive plan rewards executives based on our operating profit growth relative to our automotive peers; our revenue growth, which is a useful measurement of our overall company health; and execution of our strategic development plan, which incorporates our focus on acquisitions, multi-channel innovation, corporate social responsibility and other initiatives; and store profits, as applicable.
How our 2023 Short-Term Incentive Plan Works
In 2023, our short-term incentive plan compensated executives for achieving annual performance goals in each of the above criteria. Each NEO had a target cash bonus potential based on a market competitive percentage of base salary ranging from approximately 67% to 150%, which was paid out according to the attainment of the above referenced performance goals. Each executive’s target bonus, expressed as a percentage of salary, and their weighted performance goals, were as follows:
			Weighting of Performance Factors
Named Executive Officer	Target Short-Term Incentive as % of Base Salary	Relative Operating Profit Growth	Revenue	Strategic Objective (Including CSR)	Store Profits	Approvability
Bryan B. DeBoer	150%				—	—
Tina H. Miller	85%
Christopher S. Holzshu	120%
George N. Hines	67%
Scott A. Hillier	80%	—	—
Establishment of 2023 Targets and Actual Cash Payouts
We believe using metrics that promote high performance and profitable growth are critical. These performance criteria are approved annually by the Compensation Committee and are designed to reward both short-term and long-term value creation, support growth in profitability, maximize our capital deployment strategies and increase share value. Management provides the Compensation Committee with a quarterly review of the short-term incentive plan attainment pacing. Short- term incentive plan payouts are calculated based on straight-line interpolation between the threshold, target, and maximum payout percentages. If we do not achieve threshold performance, then no short-term incentive plan is earned or paid. The Compensation Committee has discretion to reduce awards under the short-term incentive plan.
•
Relative Operating Profit Growth: Bryan B. DeBoer, Christopher S. Holzshu, Tina H. Miller, and George N. Hines’s short-term incentive plan payouts depended on our quarterly operating profit growth relative to the average quarterly operating profit growth amongst certain of our automotive peers for the four consecutive quarters ending before December 15, 2023. Quarterly operating profit growth is calculated by determining the percentage growth of a company’s operating income in each quarter over the corresponding quarter from the prior year, and summing that quarterly operating profit growth percentage for each of the four quarters in the performance period, with payouts as shown below.

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 42

Relative Operating Profit Growth	% Point Delta to Peer Average	% of Payout
Maximum	15%	200%
Target	(5%)–5%	100%
Threshold	(15)%	50%
Symbol	Company Name
ABG	Asbury Automotive Group, Inc.
AN	AutoNation, Inc.
KMX	CarMax, Inc.
GPI	Group 1 Automotive, Inc.
PAG	Penske Automotive Group, Inc.
SAH	Sonic Automotive, Inc.
Our operating profit growth for the year was 0.06 percentage points over the average for our automotive peers. Accordingly, this portion of each executive’s 2023 short-term incentive plan award paid out at 100%.
•
Revenue Growth: Bryan B. DeBoer, Christopher S. Holzshu, Tina H. Miller, and George N. Hines’s short-term incentive plan payouts also depend on attainment of specific revenue goals. The revenue growth goals for 2023 were set based upon the Company’s Board approved business plan. For 2023, the target range of $29 billion to $30 billion was higher than our 2022 results of $28.2 billion and in line with our strategic plan.

Revenue Goal	Objectives ($)	YOY Objective Growth %	% of Payout
Maximum	31.5B	7%	200%
Target	29B–30B	11%–10%	100%
Threshold	26.5B	17%	50%
We achieved $31.0 billion in revenue this year, exceeding our target goal of $30 billion by $1 billion. Accordingly, this portion of each executive’s 2023 short-term incentive plan award paid out at 166.8%.
•
Strategic Objectives: Bryan B. DeBoer, Christopher S. Holzshu, Tina H. Miller, George N. Hines’ and Scott Hillier’s short-term incentive plan payouts also depend on attainment of specific strategic objectives. Our 2023 strategic objectives focused on progress toward our overall strategic plan through key acquisitions, including global expansion, innovation in and diversification of our revenue streams and Corporate Sustainability & Responsibility (CSR) goals. These goals are rigorous and intended to focus management on integration of new and past acquisitions, exploration of new products and services, strategic leadership hires and development, capital market progress, relative price-to-earnings ratio, and progress toward our CSR initiatives. Each year, management determines the extent to which strategic objectives are accomplished, which is then presented to the Compensation Committee for approval. Payout percentages are as follows:

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 43

Objectives	% of Payout
Significantly Above Target	200%
Above Target	150%
Target	100%
Below Target	50%
We successfully executed on our strategic objectives this year, as shown below. Accordingly, these results, as approved, warranted a payout of this portion of each executive’s 2023 short-term incentive plan award schedule at 150% based on achievement of our goals, including:
Network Development (190% attainment)	Driveway Finance Corporation (165% attainment)
  •  Acquired $3.8 billion in expected annualized revenues; 55 stores and 2 new franchises across 7 transactions
•  Strategically divested 7 stores, recovering $90mm+ creating more capital for acquisitions
•  Expanded internationally with Jardine Motors UK Limited (Q1) and further with Arden BMW Mini Motorrad (Q3), adding combined 40 dealerships and 15 franchises in the
United Kingdom
•  Extended our US presence into 3 new markets: Honda in San Antonio, TX (Q3), Virginia Beach and Roanoke, VA as part of the Priority Acquisition (Q2)

•  Grew portfolio from $2.1 billion to nearly $3.2 billion as of
December 31, 2023
•  Originated 70,000 loans totaling, $2.1 billion in 2023 and finished as our #1 lender with 11% penetration rate
•  Completed four ABS offerings during the year with combined proceeds of $1.9 billion
•  Achieved average FICO of 732 and APR of 9.64% on loans
originated in 2023

Driveway (50% attainment)	Corporate Sustainability & Responsibility (100% attainment)
  •  Over 33 million MUVs in 2023; +62% from 2022
•  Incremental Driveway transactions -35% YTD from 2022 to
2023 (DW SHOP transactions +18% YoY)
•  Total Driveway revenue over $627 million YTD in 2023, which is down 16% overall from 2022 (DW Shop revenue +16% YoY).

•  7.4 million unique visitors to GreenCars.com in 2023, 91%
increase YoY
•  12,833 GreenCars influenced sales in 2023. 20% increase in Q4
•  364,000 organic unique visitors in 2023; 14% increase in Q4
•  15 GreenCars brand activations led by stores in 2023
•  13,500 GreenCars newsletter subscribers, 60% increase in Q4
•  1,700 YouTube subscribers, up 8,400% in 2023 from 20
subscribers
•  # of EV Charging Ports up 14.96% YoY
•  # of AMP promotions increased 68.42% YoY
•  Corporate Responsibility Website Unique visitors up 14.2% YoY

•
Store Profit Goals: Scott A. Hillier’s short-term incentive plan payouts also depended on attainment of specific store profits goals in key markets, which, for competitive reasons, we do not disclose on a separate basis, as we consider it competitively harmful to make that information public. Our objective is to set challenging performance goals for our executives throughout the Company, and we believe that achieving these challenging performance goals in our markets is demanding. This portion of an executive’s short-term incentive plan award is calculated based on a percentage of goals attainment, with a maximum possible attainment of 200%. Store profit goals were achieved at 179% in 2023.

•
Manufacturer Approvability Goals: Scott A. Hillier’s short-term incentive plan payouts also depended on the aggregate year-end manufacturer approvability points achieved. This component is critical to our ability to grow through acquisition

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 44

of new vehicle franchises. Manufacturer approvability points are based on two considerations: (1) Meeting the metrics outlined in our manufacturer framework agreements and (2) the relationship status with the manufacturer and ability to purchase additional stores. Payout percentages are as follows:
Manufacturer Approvability Goals	Points	% of Payout
Maximum	19	200%
Target	14	100%
Threshold	10	25%
Manufacturer approvability goals were achieved at 120% in 2023.
2023 Actual Bonus
Based on 2023 attainment of the goals described above, the 2023 short-term incentive plan payouts were as follows:
Named Executive Officers	Target Short-Term Incentive Plan as % of Base Salary	Actual 2023 Payout as % of Target	Actual 2023 Payout ($)
Bryan B. DeBoer	150%	136.7%	2,666,040
Tina H. Miller	85%	136.7%	875,008
Christopher S. Holzshu	120%	136.7%	1,476,576
Scott A. Hillier	80%	155.0%	681,997
George N. Hines	67%	136.7%	546,880
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 45

Long-Term Incentive Plan
In 2023, we adopted a new structure for our long-term incentive plan under which we issue awards primarily in the form of PSUs, with a service-based RSU component. We believe this PSU and RSU mix better aligns our executive team with our shareholders compared to a stock option-based plan because PSUs are directly tied to performance outcomes and both PSUs and RSUs experience the upside as well as the downside of stock price changes. This structure leverages Lithia’s public company status to reward employees for achieving financial performance that exceeds our peers, drives our stock price upward, and remains tied to the fundamental profitability of our business. In addition, relative metrics informed by our operational goals and financials objectives link pay outcomes to the attainment of market leading results.

The amounts of unvested equity for each of our executive officers, as seen in in our Pay Versus Performance table, are designed to create strong shareholder alignment and appropriate holding power to support our employee retention and stock ownership goals.

How Our 2023 Long-Term Incentive Plan Works

In 2023, the Compensation Committee approved long-term incentive awards for our executives consisting of PSUs and RSUs, as set forth in the table below. The Compensation Committee approved the PSUs and RSUs awarded to NEOs and other key employees after considering, among other things, peer comparisons, Company financial performance and absolute and relative total shareholder return, awards granted in prior years, the percentage of total compensation and targets determined based upon the Company’s Board approved business plan, and the recommendation of our independent compensation consultant.

Named Executive Officer	2023 Target PSU Value ($)	2023 Target RSU Value ($)	2023 Target Total LTI Value ($)
Bryan B. DeBoer	8,062,500	2,687,500	10,750,000
Tina H. Miller	1,350,000	450,000	1,800,000
Christopher S. Holzshu	3,712,500	1,237,500	4,950,000
Scott A. Hillier	637,500	212,500	850,000
George N. Hines	712,500	237,500	950,000
*
As described in more detail in “Executive Summary – CEO Target Total Direct Compensation Increase”, the accounting grant date values of our executives’ awards, as shown in the Summary Compensation Table, exceed the target amounts due to the timing of our grant, our normal practice of determining the number of shares underlying each award using the 40-day average closing stock price on the date of grant, and the introduction of a Monte Carlo simulation into the valuating of our PSUs, which takes into account outperforming pre-grant stock price growth.

In addition, in the event of the retirement of an NEO or, in certain cases, termination of employment other than for cause, and to the extent the NEO (i) meets certain retirement eligibility criteria described in the award agreement (which criteria differ for individual executives and award years but require, at a minimum, that an individual’s combined age and service must equal at least 65) and (ii) complies with certain post-retirement assistance requirements and covenants, all PSUs and RSUs will continue to vest as if the executive continue their employment with the Company (i.e., subject to any performance requirements and in accord with any service-based vesting schedule). Lithia believes that the retirement vesting feature is appropriate and motivating because it provides protection to long-tenured NEOs considering the vesting and performance period and is a prevalent practice among other companies within the Peer Group. Further, PSUs will be forfeited and provide no value to its holder to the extent a NEO violates specific post-retirement covenants.
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 46

2023 PSUs
Due to our refreshed long-term incentive plan design, the 2023 PSUs pay out formulaically after the completion of a 3-year performance period based on the ranking of our revenue growth relative to our Peer Group, with a relative TSR modifier that can increase or decrease payouts by up to 25%, and an operating margin governor which sets the upper and lower bounds of any payout. This structure leverages Lithia’s public company status to reward employees for generating high-quality and profitable revenue that exceeds our peers and links executive pay outcomes to stock price performance.
2023 PSU Design Overview
• Performance Period: 2023–2025
• Metric: relative revenue growth, subject to 2 modifiers:
° Relative TSR modifier (up to +/- 25%)
° Operating Margin Governor which sets the upper and lower payout limits
• Incentive: drive high-quality and profitable revenue that outperforms our peers; link pay outcomes to stock price performance.
2023 PSU Payout Formula
The 2023 PSUs use a performance period that ends on December 31, 2025, after which the Compensation Committee will certify performance and any appropriate payout based on the following formula:
(Relative Revenue Growth * Relative TSR Modifier) adjusted by an Operating Margin Governor
Relative Revenue Growth:
Our revenue growth1 rank relative to our full Peer Group is the core metric of the 2023 PSUS, with attainment measured as follow.
Revenue Growth Rank	Attainment Percentage
1st to 5th	175%
6th	160%
7th	145%
8th	130%
9th	115%
10th	100%
11th	100%
12th	80%
13th	70%
14th	60%
15th	50%
16th to 20th	0%
Relative TSR Modifier:
The attainment percentage determined by our relative revenue growth is then multiplied by an adjustment factor determined by our TSR ranking relative to our full Peer Group, as follows:
TSR Rank	Adjustment Factor
1st to 5th	1.25
6th	1.20
7th	1.15
8th	1.10
9th	1.05
10th	1.0
11th	1.0
12th	0.95
13th	0.90
14th	0.85
15th	0.8
16th to 20th	0.75
Operating Margin Governor:
Finally, the payout determined via multiplying our revenue growth attainment by our TSR adjustment factor is subject to a maximum and minimum set by our operating margin, as shown below:
Operating Margin	Attainment Range (max to min)
>4.5%	219% to 60%
4.0% to 4.5%	200% to 50%
3.5% to <4.0%	175% to 40%
3.0% to <3.5%	150% to 30%
2.0% to <3.0%	125% to 20%
<2.0%	125% to 0%
(1)
This relative revenue growth rank is determined by averaging quarterly growth in revenue for each of the most recent 12 consecutive quarters ending before December 15, 2025,and ranking that revenue growth against the revenue growth figures for each company in our full retail Peer Group. Quarterly revenue growth is measured as the percentage change in reported revenue between a given quarter, and the corresponding quarter from the prior year.

Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 47

2022 Driveway-Based PSUs
In 2022, we awarded PSUs which vest (if at all) in three tranches based upon the attainment of Driveway vehicle sales goals. Each tranche of these Driveway PSUs vest on a specific vesting date, subject to the attainment of that tranche’s sales goal, as indicated below. If the performance goals for a given tranche are not satisfied by the applicable date, then the portions of PSUs associated with such tranche shall be forfeited without consideration.
Tranche	Driveway Performance Goals	Percentage of Driveway RSU	Vesting Date
1	Driveway Shop to sell 1,000 units by 6/30/2022 and maintain an average of 1,000 units for the 3 months after the month of attainment	33%	1/1/2023
2	Driveway Shop to sell 5,000 units by 6/30/2023 and maintain an average of 5,000 units for the 3 months after the month of attainment	33%	1/1/2024
3	Driveway Shop to sell 10,000 units by 6/30/2024 and maintain an average of 10,000 units for the 3 months after the month of attainment	34%	1/1/2025
The target for the first tranche was achieved and vested on January 1, 2023. The target for the second tranche was not achieved by June 30, 2023 and was forfeited. The final tranche remains outstanding.
Perquisites
Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value, and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with Lithia. We provide our NEOs with insurance premiums for long-term care assistance, long-term disability and life and accidental death and dismemberment on their behalf.
Compensation Decision Making Process
The Compensation Committee begins its process of deciding how to compensate Lithia’s named executive officers by considering the competitive market data provided by its independent compensation consultant and the Human Resources department. Competitive market data consists of peer group and pay information from surveys collected by our compensation consultant (e.g. where there may be little data for a role amongst our peers).
Peer Group and Benchmarking
In 2022, the Compensation Committee asked Pay Governance to review the Peer Group for appropriateness, with the objective of including 15 to 20 companies that fit the following criteria:
•	Broadly representative of Lithia’s key characteristics (e.g., size, profitability, retail, and direct-to-consumer models)
•	Potential to operate in Lithia’s labor market for executive and director talent
•	Create a Peer Group median revenue, market capitalization, and pre-tax profit that is close to Lithia’s size scope
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 48

Given the limited number of direct auto retail competitors and that fact that we sell automotive related products and services, Pay Governance determined that the peer selection field should be expanded to include broader retail companies that are included as peers by some of Lithia’s larger peers. After reviewing Pay Governance’s analysis, and given the multifaceted nature of our customers' retail experience which is akin to other retail industries, the Compensation Committee approved the following eighteen companies for purposes of the non-employee director compensation for the 2022–2023 Board service year and executive officer compensation for 2023:
Symbol	Company Name
AAP	Advance Auto Parts, Inc.
AN	AutoNation, Inc.
AZO	AutoZone, Inc.
BBY	Best Buy Co., Inc.
KMX	CarMax, Inc.
DKS	Dick’s Sporting Goods, Inc.
DG	Dollar General Corporation
DLTR	Dollar Tree, Inc.
GPS	The Gap, Inc.
Symbol	Company Name
GPC	Genuine Parts Company
GPI	Group 1 Automotive, Inc.
LKQ	LKQ Corporation
LOW	Lowes Companies, Inc.
ORLY	O’Reilly Automotive, Inc.
PAG	Penske Automotive Group, Inc.
SYY	Sysco Corporation
TJX	The TJX Companies, Inc.
TSCO	Tractor Supply Company
In January 2023, in connection with establishing our new compensation design (including 3-year performance periods and a relative TSR modifier on our LTIP and relative metrics throughout), the Compensation Committee updated the peer group to remove Dick’s Sporting Goods and include more directly aligned auto retailers, i.e., Asbury Automotive Group, Inc. and Sonic Automotive, Inc., as follows:
Symbol	Company Name
AAP	Advance Auto Parts, Inc.
ABG	Asbury Automotive Group, Inc.
AN	Autonation, Inc.
AZO	Autozone, Inc.
BBY	Best Buy Co., Inc.
KMX	Carmax, Inc.
DG	Dollar General Corporation
DLTR	Dollar Tree, Inc.
GPC	Genuine Parts Company
GPI	Group 1 Automotive, Inc.
Symbol	Company Name
LKQ	LKQ Corporation
LOW	Lowe's Companies, Inc.
ORLY	O'Reilly Automotive, Inc.
PAG	Penske Automotive Group, Inc. (PAG)
SAH	Sonic Automotive, Inc.
SYY	Sysco Corporation
GPS	The Gap, Inc.
TJX	The TJX Companies, Inc.
TSCO	Tractor Supply Company
In September of 2023, the Compensation Committee again asked Pay Governance to review the Company’s peer group used for setting compensation outcomes. As part of that review, the Compensation Committee approved the continued use of the 2023 peer group for 2024 compensation decisions.
How We Use the Peer Group
The positions of our named executive officers were compared to their counterpart positions in our Peer Group, and the compensation levels for comparable positions in the Peer Group were examined for guidance in determining:
•	base salaries;
•	cash awards under our short-term incentive plan; and
•	the amount and mix of equity awards under our long-term incentive plan.
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 49

The Compensation Committee approves base salaries, short-term incentive plan awards and long-term incentive awards on a case-by-case basis for each named executive officer, taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning, and best compensation governance practices.
The Compensation Committee does not tie individual compensation to specific target percentiles.
How the Compensation Committee Makes Decisions and Policies
The Compensation Committee has the final responsibility to approve all matters of compensation and benefits for executive officers, and from time to time it seeks input and recommendations from the CEO and the Human Resources department. The Compensation Committee also meets privately with its independent compensation consultant, and considers the Board’s input and advice, when establishing the CEO’s compensation. Our independent compensation consultant has worked directly with and on behalf of the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities; and does not undertake projects for management, except with the approval of the Compensation Committee chair. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting.
The Compensation Committee assessed the independence of its compensation consultant during 2023 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding New York Stock Exchange independence factors regarding compensation advisor independence.
In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Lithia and to its executives.
The Compensation Committee may consider the accounting consequences to Lithia of different compensation decisions and the impact on shareholder dilution. However, neither of these factors by themselves will compel particular compensation decisions.
The Compensation Committee annually grants equity-based long-term incentive awards to executive officers after the close of the prior year and the review and evaluation of each executive officer’s performance. The Compensation Committee’s policy is to generally grant long-term incentive awards only during open trading windows and to establish grant dates in advance, generally establishing those dates near the beginning of each fiscal year.
Executive Compensation Governance Components
Stock Ownership Guidelines
Position	Multiple of Salary	Years of Service
CEO	5	7
EVP	3	7
SVP	2	7
VP	1	7
NEOs and non-NEO Vice Presidents are expected to own and maintain shares of our common stock having a market value equal to a multiple of their annual base cash salary, as indicated in the table to the left, within seven years of service in their position. Our stock ownership policy more closely aligns the interests of our NEOs with the interests of our shareholders and exposes our NEOs to downside equity performance risk. A Stock Ownership Compliance review is performed quarterly, and a policy reminder is sent to employees on an annual basis.
As of December 31, 2023, all of our executive officers were exceeding the minimum stock ownership requirements.
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 50

Recoupment (or “Clawback”) Policies
Our Compensation Committee has adopted two clawback policies applicable to performance-based compensation, including awards under our short-term and long-term incentive plans. Our Dodd-Frank Recoupments Policy complies with the SEC and NYSE required clawback rules and requires that the Compensation Committee, subject to certain exceptions permitted under those rules, recoup certain types of excess incentive-based compensation received by current and former executive officers in the event of a financial restatement. Our Dodd-Frank Recoupment Policy became effective October 2, 2023 and applies to our performance-based cash and equity incentive compensation received on and after that date. This policy was attached as an exhibit to our most recently filed Annual Report on Form 10-K.
In addition, under our recoupment policy originally adopted in 2022, the Compensation Committee, if it determines appropriate and subject to applicable laws, may seek reimbursement from executive officers of:
1.	Cash paid to executive officers under our short-term incentive plan to the degree overpaid based on the restated financial results; and
2.
The incremental shares of Lithia common stock settled for any RSUs in excess of the shares of Lithia common stock that would have been settled for such RSUs based on the restated financial results, or the value of such incremental shares to the extent an executive officer sells any incremental shares.

In the event the Compensation Committee reasonably determines that an executive engaged in misconduct that resulted in reputational harm to Lithia, this clawback policy also enables the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of:
1.	All or a portion of cash paid to executive officers under our short-term incentive plan; and
2.	Return any shares acquired by the executive pursuant to a stock award.
Anti-Hedging and Pledging Policy
Our insider trading policy for all employees and our stock ownership policy for executive officers specify that they may not (1) engage in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or (2) hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 51

Compensation Risk Management
Each year our Compensation Committee reviews whether our compensation policies and practices encourage executives or other employees to take unnecessary or unreasonable risks that could threaten the long-term value of the Company, or that are reasonably likely to have a material adverse effect. The Compensation Committee believes that our practices adequately manage this risk because:
•	we limit the amount of fixed compensation in the form of base salary based on data from our market survey;
•	the primary criteria we use for performance compensation components are measures such as revenue and operating margin, which we believe are less susceptible to manipulation for short-term gain;
•	cash payments are capped under our short-term incentive plan;
•	the incentive plans for executive management have the flexibility to put weight on Company-wide or line-of-business performance measures;
•	our short-term incentive plan preserves discretion to permit the Compensation Committee to elect not to pay otherwise achieved amounts for any reason;
•
a meaningful component of compensation is long-term incentive plan equity grants with extended vesting periods designed to ensure that our executives value and focus on the Company’s long-term performance; and

•	NEOs have equity positions in Lithia and are subject to stock ownership policies, which we believe increases their focus on long-term shareholder value.
Insider Trading Policy
The Company’s insider trading policy applicable to all directors and employees prohibits insider trading when the person is aware of material nonpublic information and restricts directors and executive officers and certain other employees determined to have potential access to insider information from trading in Company stock during predetermined closed periods. In addition, executive officers and directors are required to pre-clear any trades.
Compensation Committee Report
The Committee has reviewed and discussed the “Compensation Discussion and Analysis,” included elsewhere in this proxy statement, with management, and, based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in Lithia’s Annual Report on Form 10-K.
Submitted by the Compensation Committee of the Board of Directors:
Louis P. Miramontes (Chair)
Susan O. Cain
Shauna F. McIntyre
David J. Robino
James E. Lentz
Lithia Motors, Inc. 2024 Proxy Statement	05: Compensation Discussion and Analysis (CD&A) 52

06
Compensation Tables
Summary Compensation Table
The following table provides certain information concerning compensation for each of our 2023 NEOs.
Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Bryan B. DeBoer President and Chief Executive Officer	2023	$1,300,000	$15,312,692	$2,666,040	$—	$7,258	$19,285,990
	2022	$1,250,000	$7,822,865	$2,045,920	$—	$6,932	$11,125,717
	2021	$1,106,000	$6,146,047	$2,996,000	$77,320	$206,992	$10,532,359
Tina H. Miller Chief Financial Officer	2023	$750,000	$2,564,125	$875,008	$—	$56,714	$4,245,847
	2022	$525,000	$1,082,879	$543,448	$—	$56,387	$2,207,715
	2021	$420,000	$594,378	$600,000	$5,425	$56,448	$1,676,251
Christopher S. Holzshu Chief Operating Officer	2023	$900,000	$7,051,236	$1,476,576	$—	$106,305	$9,534,117
	2022	$800,000	$3,003,340	$959,025	$—	$105,979	$4,868,343
	2021	$720,000	$1,843,814	$1,440,000	$32,359	$106,039	$4,142,212
Scott A. Hillier Senior Vice President of Operations	2023	$550,000	$1,211,100	$681,997	$—	$82,703	$2,525,800
	2022	$525,000	$1,232,572	$596,620	$—	$82,377	$2,436,568
	2021	$500,000	$666,039	$800,000	$30,774	$82,437	$2,079,250
George N. Hines Senior Vice President, Chief Information Officer	2023	$600,000	$1,353,357	$546,880	$—	$57,915	$2,558,152
	2022	$480,000	$788,463	$383,610	$—	$57,589	$1,709,662
	2021	$450,000	$384,309	$500,000	$3,016	$57,649	$1,394,974
(1)
These amounts reflect the grant date fair value for performance and time-vesting RSUs granted in the year, computed in accordance with FASB ASC Topic 718 and excluding any estimated forfeitures. These amounts are not paid to or realized by the executive. If the maximum level of performance were to be achieved for the awards granted in 2023, the grant date value for those awards would be $29,568,021 for Mr. DeBoer, $4,396,918 for Ms. Miller, $12,091,888 for Mr. Holzshu, $2,076,765 for Mr. Hillier, and $2,320,877 for Mr. Hines. The fair value of the PSUs was calculated using a Monte Carlo simulation model, assuming (i) a volatility of 53.24%, (ii) an expected life, in years, of 2.91, (iii) a risk-free interest rate of 3.75%, and (iv) a dividend yield of 0.57%. For the PSUs, the attainment levels used in the calculation of the grant date fair value was based on the probable outcomes at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair values and other related information, see Notes 1 and 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)
For 2021, these amounts are the above-market interest earned in the applicable year on contributions to our Executive Management Non-Qualified Deferred Compensation and SERP. For 2022 and 2023, earnings were below market interest.

(3)	All Other Compensation in 2023 consisted of the following:
Name	401(k) Match	Insurance Premiums(a)	Contributions to Nonqualified Deferred Compensation Plan	Total
Bryan B. DeBoer	$2,500	$4,758	$—	$7,258
Tina H. Miller	$2,500	$4,214	$50,000	$56,714
Christopher S. Holzshu	$2,500	$3,805	$100,000	$106,305
Scott A. Hillier	$2,500	$5,203	$75,000	$82,703
George N. Hines	$2,500	$5,415	$50,000	$57,915
(a)	Insurance premiums include amounts paid by us on behalf of the executive for short-term disability insurance, long-term disability insurance, long term care insurance and life insurance policies.
Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 53

Grants of Plan-Based Awards Table for 2023
Name		Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)			Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Bryan B. DeBoer	2023 STIP	02/02/2023	975,000	1,950,000	3,900,000	—	—	—	—
	2023 PSU	02/02/2023(1)	—	—	—	13,595	36,252	79,301	12,004,487
	2023 RSU	02/02/2023(2)	—	—	—	—	12,084	—	3,308,205
Tina H. Miller	2023 STIP	02/02/2023	320,000	640,000	1,280,000	—	—	—	—
	2023 PSU	02/02/2023(1)	—	—	—	2,276	6,070	13,278	2,010,020
	2023 RSU	02/02/2023(2)	—	—	—	—	2,024	—	554,105
Christopher S. Holzshu	2023 STIP	02/02/2023	540,000	1,080,000	2,160,000	—	—	—	—
	2023 PSU	02/02/2023(1)	—	—	—	6,260	16,693	36,516	5,527,720
	2023 RSU	02/02/2023(2)	—	—	—	—	5,565	—	1,523,516
Scott A. Hillier	2023 STIP	02/02/2023	220,000	440,000	880,000	—	—	—	—
	2023 PSU	02/02/2023(1)	—	—	—	1,075	2,867	6,272	949,378
	2023 RSU	02/02/2023(2)	—	—	—	—	956	—	261,722
George N. Hines	2023 STIP	02/02/2023	200,000	400,000	800,000	—	—	—	—
	2023 PSU	02/02/2023(1)	—	—	—	1,202	3,204	7,009	1,060,973
	2023 RSU	02/02/2023(2)	—	—	—	—	1,068	—	292,384
(1)
These amounts reflect PSUs which are earned based on our relative revenue growth, with a TSR modifier and an operating margin governor, the material terms of which are further described under “Compensation Discussion and Analysis – 2023 Compensation Program Design & Result - Long-Term Incentive Plan” above.

(2)	These amounts reflect time-based RSUs which vest in three equal annual installments over three years.
(3)
These amounts reflect the threshold, target, and maximum amounts payable under our Short-Term Incentive Plan, referenced above as the “2023 STIP”, for the 2023 performance year, as further described in the discussion under “Compensation Discussion and Analysis – 2023 Compensation Program Design & Result - Short-Term Incentive Plan”. The actual amount paid for 2023 is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(4)
These amounts reflect the grant date fair value for awards granted under the 2013 Amended and Restated Stock Incentive Plan. The grant date fair value is computed in accordance with FASB ASC Topic 718 for PSUs and RSUs granted during the applicable year. The attainment level used to calculate the grant date fair value for the performance and time-vesting grants was 100% based on the probable outcome at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair value and other related information, see footnote 1 to the Summary Compensation Table, above, and Notes 1 and 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 54

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2023:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bryan B. DeBoer	1/1/2020	13,707	(4)	4,513,441	—		—
	1/1/2021	21,375	(5)	7,038,360	—		—
	1/3/2022	24,774	(6)	8,157,583	—		—
	1/3/2022	—		—	1,083	(7)	356,610
	2/2/2023	12,084	(6)	3,979,020	—		—
	2/2/2023	—		—	79,301	(8)	26,112,233
Tina H. Miller	1/1/2020	1,062	(4)	349,695	—		—
	1/1/2021	2,068	(5)	680,951	—		—
	1/3/2022	3,186	(6)	1,049,086	—		—
	1/3/2022	—		—	228	(7)	75,076
	2/2/2023	2,024	(6)	666,463	—		—
	2/2/2023	—		—	13,278	(8)	4,372,180
Christopher S. Holzshu	1/1/2020	4,191	(4)	1,380,012	—		—
	1/1/2021	6,413	(5)	2,111,673	—		—
	1/3/2022	8,141	(6)	2,680,668	—		—
	1/3/2022	—		—	855	(7)	281,534
	2/2/2023	5,565	(6)	1,832,443	—		—
	2/2/2023	—		—	36,516	(8)	12,023,988
Scott A. Hillier	1/1/2020	2,096	(4)	690,171	—		—
	1/1/2021	2,317	(5)	762,942	—		—
	1/3/2022	2,302	(6)	758,003	—		—
	1/3/2022	—		—	684	(7)	225,228
	2/2/2023	956	(6)	314,792	—		—
	2/2/2023	—		—	6,272	(8)	2,065,244
George N. Hines	1/1/2020	966	(4)	318,084	—		—
	1/1/2021	1,337	(5)	440,247	—		—
	1/3/2022	1,771	(6)	583,155	—		—
	1/3/2022	—		—	342	(7)	112,614
	2/2/2023	1,068	(6)	351,671	—		—
	2/2/2023	—		—	7,009	(8)	2,307,924
(1)	All shares are related to RSUs subject to time-vesting restrictions.
(2)	Assumes a stock price of $329.28, the closing price of our common stock on December 29, 2023.
(3)	All shares are related to RSUs subject to performance conditions.
(4)	Vests 100% on January 1, 2024.
(5)	Vests 50% on January 1, 2024 and 50% on January 1, 2025.
(6)	Vests 33% on January 1, 2024 and 2025 and 34% on January 1, 2026
(7)	Driveway/GreenCars awards which, if 10,000 units are sold by 06/30/2024, then 100% vest on January 1, 2025.
(8)
PSUs are earned following the completion of their performance period on December 31, 2025, subject to (i) our relative revenue growth performance (ii) an operating margin governor and (iii) a relative TSR modifier. The number of shares and the value for the PSUs reflects payout at maximum because our performance under the metrics mentioned in the prior sentence for the first year of the three-year performance period exceeded target levels.

Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 55

Stock Vested for 2023
The following table summarizes shares acquired on vesting of RSUs during 2023 for each NEO:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(1)
Bryan B. DeBoer	47,919	9,810,936
Tina H. Miller	4,076	834,520
Christopher S. Holzshu	15,198	3,111,639
Scott A. Hillier	8,062	1,650,614
George N. Hines	3,015	617,291
(1)	Equals the value of the shares acquired based on the closing price of our common stock on the vesting date.
Non-Qualified Deferred Compensation
The table below reflects the contributions, earnings, withdrawals and distributions during 2023 and the account balances as of December 31, 2023 for each NEO under our Non-Qualified Deferred Compensation and SERP.
Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Bryan B. DeBoer	$512,105	$—	$406,057	$—	$8,426,548
Tina H. Miller	$108,690	$50,000	$26,502	$—	$566,747
Christopher S. Holzshu	$—	$100,000	$72,105	$—	$1,489,993
Scott A. Hillier	$—	$75,000	$66,558	$—	$1,373,866
George N. Hines	$—	$50,000	$10,800	$—	$226,224
(1)	The executive contributions amount in this column is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2)	The registrant contribution amounts in this column are included in the All Other Compensation columns of the Summary Compensation Table above.
(3)
A portion of these amounts are related to above-market earnings on compensation that is deferred and is reported in Change in Pension Value and Non-Qualified Deferred Compensation Earnings in the Summary Compensation Table above.

Our Non-Qualified Deferred Compensation and SERP permits us to contribute awards for participants that will have deferred payout. Under this plan, senior executives may defer receipt of portions of their compensation (up to 50% of base salary, and 100% of variable compensation) in any given year, with all deferred amounts earning interest at an annual rate set by the Compensation Committee.
Potential Payments Upon Termination or Change in Control
Potential Payments Upon Termination of Employment
In certain circumstances, such as in connection with succession planning or the death or disability of our senior executive officers, it is appropriate to provide severance payments, accelerated vesting of RSUs and certain other limited payments to those executives.
Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 56

Benefits payable to NEOs upon death, disability or retirement
For all RSUs and PSUs granted to NEOs in 2023, if the NEO becomes disabled while employed by us, the awards continue to vest as scheduled for so long as the NEO remains disabled. If death or qualified retirement occurs, the awards continue to vest as in accordance with their terms. For this purpose, the criteria for a qualified retirement differs for individual executives and award years but requires, at a minimum, that an individual’s combined age and service must equal at least 65 and as of December 31, 2023, only Mr. DeBoer, Mr. Holzshu and Mr. Hillier satisfied such requirements.
For all SERP contributions granted to NEOs in 2023, if the NEO becomes disabled or passes away while employed by us, the contribution becomes 100% vested. If qualified retirement occurs, the contributions will continue to vest in accordance with their terms. For this purpose, a qualified retirement means the NEO voluntarily terminates employment and is at least 55 years of age and has completed 10 years of service at the time of such termination and as of December 31, 2023, only Mr. DeBoer and Mr. Hillier satisfied such requirements.
The following table sets forth the estimated benefits that would have been payable to our NEOs who were in office at the end of the year under the relevent equity awards and Non-Qualified Deferred Compensation and SERP Plan if each NEO's employment had been terminated on December 31, 2023 because of death, disability or retirement, and the price per share of our common stock is the closing market price on the last trading day of the year, December 29, 2023 (i.e., $329.28).
Name	Death	Disability	Retirement
Bryan B. DeBoer	$20,065,994	$24,045,013	$20,065,994
Tina H. Miller	$2,154,808	$2,821,271	$—
Christopher S. Holzshu	$6,453,888	$8,286,331	$6,453,888
Scott A. Hillier	$2,436,343	$2,751,134	$2,436,343
George N. Hines	$1,454,100	$1,805,772	$—
*Includes all outstanding and unvested awards that would be paid out.
Potential Payments Upon Change in Control
Change in Control and Severance Agreements
Lithia believes our executives should be appropriately compensated if the completion of a change in control transaction results in a loss of their job, and that providing severance payments, accelerating the vesting of equity awards and certain other limited payments mitigate executives’ potential personal concerns and appropriately align their interests with those of our shareholders in the context of a potential change in control transaction. Each of our CEO, Executive Vice President, Senior Vice Presidents and Vice Presidents has a change in control agreement with the Company.
If we are facing a potential change in control transaction and the proposed transaction would likely negatively affect one or more of our senior executives, we believe it is risky to assume that those senior executives will work against their financial interest, even if the proposed transaction would be in the best interest of our shareholders. We believe that, in such case, our executives should not be motivated by financial self-interest but rather should be appropriately compensated if the completion of the transaction results in a loss of their job. Accordingly, we believe that providing “double-trigger” severance payments, accelerating the vesting of equity awards and certain other limited payments are an appropriate means of achieving alignment between the interests of our senior executives and our shareholders in the context of a potential transaction that would result in a change in control.
Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 57

Change in Control Agreements
We are party to double-trigger Change in Control Agreements with Bryan B. DeBoer, Tina H. Miller, Christopher S. Holzshu, Scott A. Hillier, and George N. Hines. Under those agreements, if, after a change in control, the executive is terminated without cause or resigns for good reason, each as defined below, we will pay the executive:
Employee	Title	Salary	Bonus	Time Vested RSUs	Long-Term Performance RSUs
Bryan B. DeBoer	President and Chief Executive Officer	24 months	2 years	Accelerated vesting	Accelerated vesting at highest level
Tina H. Miller	Senior Vice President and Chief Financial Officer	24 months	2 years	Accelerated vesting	Accelerated vesting at highest level
Christopher S. Holzshu	Executive Vice President and Chief Operating Officer	24 months	2 years	Accelerated vesting	Accelerated vesting at highest level
Scott A. Hillier	Senior Vice President of Operations	24 months	2 years	Accelerated vesting	Accelerated vesting at highest level
George N. Hines	Senior Vice President and Chief Marketing Officer	24 months	2 years	Accelerated vesting	Accelerated vesting at highest level
In addition, our executives would be eligible to receive continuing long-term care insurance premiums for 24 months after the separation date; and continuing health insurance benefits until the earlier of (a) 18 months after the separation date, (b) the full COBRA period required by law or (c) when the executive becomes eligible for employer-sponsored health insurance from a subsequent employer.
The Change in Control Agreements also contain non-solicitation, non-competition and non-disparagement provisions, but (i) those provisions are dependent on the executive electing to receive the change in control benefits identified above and (ii) the Company’s remedy if the executive violates the non-competition provisions is limited to causing the executive to forfeit profit sharing or other bonus compensation that has not yet been paid to the executive, excluding any equity awards awarded before January 1, 2019. If applicable, the non-solicitation and non-competition provisions are effective for two years following the date of the executive’s separation from service with us. If applicable, the non-disparagement provision is effective for three years from that date. The Change in Control Agreements also contain provisions regarding non-disclosure (for three years from the date of the executive’s separation from service) and assignment of interest in all creative works that are not dependent on the executive receiving any change in control benefits under the agreement.
Under the Change in Control Agreements:
•
A “Change in Control” occurs if: (A) the Company merges or consolidates with another entity and, as a result, less than 50% of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were the holders of the Company’s voting securities immediately before the merger or consolidation; (B) any person, entity, or group of persons or entities, other than through merger or consolidation, acquires 50% or more of the total fair market value or total voting power of the Company’s outstanding stock (excluding such a change through the transfer of the Company’s outstanding stock or interests in Lithia Holding to the Sidney B. DeBoer Trust or the election of Bryan DeBoer or the Sidney B. DeBoer Family Trust as the manager of Lithia Holding) or acquires substantially all of the Company’s assets; (C) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company (excluding such a change through the transfer of the Company’s outstanding stock or interests in Lithia Holding to the Sidney B. DeBoer Trust or the election of the Sidney B. DeBoer Family Trust as the manager of Lithia Holding); or (D) a

Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 58

majority of the members of the Company’s Board of Directors are removed from office by a vote of the Company’s shareholders over the recommendation of our Board or replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election;
•
“Cause” for termination of employment means any one or more of the following: (A) willful misfeasance, gross negligence or conduct involving dishonesty in the performance of the executive’s duties, as determined by our Board of Directors; (B) conviction of a crime in connection with the executive’s duties or any felony; (C) conduct significantly harmful to the Company, as reasonably determined by our Board of Directors, including but not limited to intentional violation of law or of any significant policy or procedure of the Company; (D) refusal or failure to act in accordance with a stipulation, requirement or directive of our Board of Directors (provided such directive is lawful); or (E) failure to faithfully or diligently perform any of the duties of the executive’s employment which are specified in the Change in Control Agreement, articulated by our Board of Directors, or are usual and customary duties of the executive’s employment if the executive has not corrected the problem or formulated a plan for its correction with our Board (if such failure is not susceptible to immediate correction) within 30 days after notice to the executive; and

•
“Good Reason” for an executive’s resignation means (A) any one or more of the following occurs without the executive’s consent: (1) a material diminution of the executive’s base compensation (unless consistent with an across- the-board pay reduction for all senior management and not in excess of 20%); (2) a material change in the geographic location at which the executive must perform services for the Company; (3) a material diminution in the executive’s authority, duties or responsibilities, or (4) any action or inaction by the Company that constitutes a material breach of the Change in Control Agreement; (B) the executive provides notice to the Company of the existence of the condition within 90 days of the initial existence of the condition; (C) the Company has 30 days following receipt of such notice to remedy the condition and fails to do so; and (D) the executive resigns within twelve months of such event occurring. For purposes of clause (A)(3) of the previous sentence, whether a material diminution in the executive’s authority has occurred shall be determined in part by comparing the authority and positions of the persons to whom the executive directly reports immediately prior to the Change in Control or the announcement of the Change in Control with the authority and positions of the persons to whom the executive directly reports immediately after the claimed diminution in the executive’s authority. For example, if the executive was the CEO of the Company before the Company was acquired by a competing business, a material diminution in the CEO’s authority would include, but not be limited to, the CEO not serving as the CEO of the consolidated competing business after its acquisition of the Company.

Notwithstanding the provision for change in control benefits in the Change in Control Agreements, each Change in Control Agreement contains a provision stating that if any benefit payable by us to the executive, including, without limitation, the change in control benefits specified in the agreement, would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, those benefits shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. While the executive may select which particular benefits will be reduced to comply with this provision, the determination of the amount of reduction in the benefits required is made by mutual agreement of us and the executive and, if no agreement is possible, by our independent registered public accountants.
Non-Qualified Deferred Compensation and SERP Plan
Under our Non-Qualified Deferred Compensation and SERP Plan, discretionary benefits contributed to a participant’s account by us fully vest upon a change in control, as defined under Code Section 409A or Treasury Regulations issued thereunder, even if the NEO’s employment is not terminated. Vested discretionary benefits are paid to a participant in an annual installment method over ten years.
Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 59

Quantitative Disclosure of Payments Upon Termination or Change in Control
The following table provides quantitative disclosure of estimated payouts to our continuing NEOs assuming a change in control and associated triggering events occurred under the Change in Control Agreements and provisions that existed on December 31, 2023, and the price per share of our common stock is the closing market price of $329.28 on December 29, 2023. The amounts listed in the table below are in addition to benefits generally available to our employees upon termination of employment, such as distributions from the 401(k) plan and accrued vacation.
Name	Current Annual Salary	Severance Payments(1)	Severance Related Benefits(2)	Value of Stock Awards That Would Vest(3)	Value of Long-Term Incentive Benefits that Would Vest(4)	Additional Payment under Cash Incentive Plan for 2023(5)	Total
Bryan B. DeBoer	$1,300,000	$2,600,000	$25,795	$45,405,078	$141,363	$5,183,100	$53,355,336
Tina H. Miller	$750,000	$1,500,000	$15,887	$6,263,070	$100,258	$1,701,120	$9,580,335
Christopher S. Holzshu	$900,000	$1,800,000	$27,761	$17,666,531	$206,116	$2,870,640	$22,571,048
Scott A. Hillier	$550,000	$1,100,000	$20,820	$4,487,428	$161,424	$1,169,520	$6,939,192
George N. Hines	$600,000	$1,200,000	$43,373	$3,634,757	$103,058	$1,063,200	$6,044,388
(1)	Payable in 24 monthly installments.
(2)	Based on current cost of providing 18 months (the full COBRA period) of COBRA benefits for our NEOs.
(3)	Payable by delivery of shares of Lithia stock immediately following a change in control.
(4)
Payable in equal annual installments over 10 years. The value of the long-term incentive is based on the unvested value of those benefits, calculated as of December 31, 2023 and would be payable even if the NEO’s employment was not terminated.

(5)	Payable in a lump sum immediately following a change in control. Amounts are in addition to amounts reported in the Summary Compensation Table under “Non-equity Incentive Plan.”
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Lithia provides information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer (the “CEO”):
We identified the median of the annual total compensation of all our employees using the annualized base salary and expected bonus, as of December 31, 2023, plus any equity awards and long-term incentives granted in 2023 for all individuals, excluding the CEO, who were employed by us during 2023 (total compensation was annualized for employees not employed for the full year). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO compensation. For 2023:
•	the annual total compensation of the employee identified at median of our company (other than the CEO), was $59,041;
•	the annual total compensation of the CEO was $19,285,990;
•
for this ratio, both employee compensation (other than our CEO) and CEO compensation were calculated using 2023 paid wages, annualized for full-time and part-time employees who did not work a full year; and

•
in determining the identity of our median employee, we excluded approximately 4,700 employees from 6 acquisitions (Priority Group, Jardine Motors UK Limited, Thornhill Acura, Ducati Toronto, Wade Ford, Hill Country Honda) completed in 2023.

Based on this information, for 2023, the ratio of the annual total compensation of Bryan DeBoer, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 327 to 1.
Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 60

Pay Versus Performance
As discussed in our Compensation Discussion and Analysis section, our executive compensation program is designed to reflect a strong focus on pay-for-performance to drive superior financial results and value creation and strongly align our executives’ interests with those of our shareholders. The following table sets forth compensation information of our Principal Executive Officer (PEO) and our non-PEO named executive officers (NEOs) along with total shareholder return, net income and revenue performance results, for our fiscal years ending in 2020, 2021, 2022, and 2023, in accordance with Item 402(v) of Regulation S-K.
Pay Versus Performance Table
					Value of Initial Fixed $100 Investment on 12/31/2019 based on:
	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Company Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (millions)	Revenue (millions)
2023	$19,285,990	$29,392,849	$4,715,979	$6,355,137	$229.78	$183.20	$1,000	$31,042
2022	$11,125,717	$3,939,506	$2,805,572	$1,740,328	$141.84	$134.65	$1,251	$28,188
2021	$10,532,359	$14,008,918	$2,323,172	$2,821,850	$204.49	$177.33	$1,060	$22,832
2020	$8,250,411	$23,884,186	$2,002,293	$4,731,197	$200.80	$119.26	$470	$13,124
(1)
In accordance with the requirements of Item 402(v) of Regulation S-K, 2023 “compensation actually paid” (CAP) to our PEO and average CAP for our non-PEO NEOs was calculated by making the following adjustments to the total compensation reported in the Summary Compensation Table, above. The equity award related adjustments described below reflect the fair value (or change in fair value) for performance- and time-vesting RSUs, computed in accordance with FASB ASC Topic 718 on the relevant dates. No equity awards were modified in the indicated year.

PEO Compensation Actually Paid Reconciliation
2023
Summary Compensation Table (SCT) Total	$19,285,990
Amounts reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$0
Amounts Reported under the “Stock Awards” Column of the SCT	($15,312,692)
Amounts Reported under the “Option Awards” Column of the SCT	$0
Total Deductions from SCT	($15,312,692)
“Service Cost” for Pension Plans	$0
“Prior Service Cost” for Pension Plans	$0
Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	$17,877,487
Year over Year Change in Fair Value of Awards Granted in a Prior Year through the Year End	$7,541,845
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0
Change in Fair Value of Equity Awards granted in a Prior Year from the Prior Year End to the Vesting Date	$220
Deduction of the Prior Year End Fair Value of Equity Awards Granted in a Prior Year that Failed to Meet Vesting Conditions in the Year	$0
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
All Other Adjustments	$25,419,551

Compensation Actually Paid SCT Total less Total Deduction from SCT plus (minus) All Other Adjustments	$29,392,849
Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 61

Average Non-PEO NEO Compensation Actually Paid Reconciliation
All the following amount represents averages of the indicated amounts for our non-PEO named executive officers in the indicated year.
2023
Summary Compensation Table (SCT) Total	$4,715,979
Amounts reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$0
Amounts Reported under the “Stock Awards” Column of the SCT	($3,044,955)
Amounts Reported under the “Option Awards” Column of the SCT	$0
Total Deductions from SCT	($3,044,955)
“Service Cost” for Pension Plans	$0
“Prior Service Cost” for Pension Plans	$0
Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	$3,554,973
Year over Year Change in Fair Value of Awards Granted in a Prior Year through the Year End	$1,129,105
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0
Change in Fair Value of Equity Awards granted in a Prior Year from the Prior Year End to the Vesting Date	$33
Deduction of the Prior Year End Fair Value of Equity Awards Granted in a Prior Year that Failed to Meet Vesting Conditions in the Year	$0
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
All Other Adjustments	$4,684,112

Avg. Compensation Actually Paid SCT Total less Total Deduction from SCT plus (minus) All Other Adjustments	$6,355,137
(2)	The non-PEO named executive officers included for purposes of determining the average compensation for our named executive officers each year, is as follows:
NEOs:
2021–2023	Tina H. Miller, Christopher S. Holzshu, Scott A. Hillier, George N. Hines
2020	Tina H. Miller, Christopher S. Holzshu, Scott A. Hillier, Thomas M. Dobry
(3)
Peer group TSR is calculated using the Auto Peers reflected in our Stock Performance Graph in the 2023 Annual Report on Form 10-K, which is the same peer group used for calculating peer group TSR in our last-filed pay versus performance table. For each year indicated, those Auto Peers consisted of Penske Automotive Group, AutoNation, Sonic Automotive, Group 1 Automotive, Asbury Automotive Group, and CarMax.

Performance Measures
Revenue (financial)
Operating Profit (financial)
Driveway Online Sales (financial)
Store Profit Goals (financial)
Strategic Initiatives (non-financial)
Table of Performance Measures
This table presents the performance measures the Committee considers to have been the most important in its executive compensation program linking pay to performance for 2023, with Revenue serving as the single most important financial metric. The role of each of these performance measures on our NEOs’ compensation is discussed in the Compensation Discussion and Analysis section.
Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 62

Description of Relationships Between Company and Peer Group TSR, and Between Compensation Actually Paid and Specified Performance Measures
The graphs below reflects the relationship between (i) our TSR and our peer group’s TSR, and (ii) the PEO and average Non-PEO NEO compensation actually paid (CAP) and our TSR, net income, and revenue, respectively. For the purpose of the below charts, all data is calculated as described in the footnotes of the above Pay Versus Performance table.

*
Consistent with the above Pay Versus Performance table, peer group TSR is calculated using the Auto Peers reflected in our Stock Performance Graph in the 2023 Annual Report on Form 10-K. For each year indicated, those Auto Peers consisted of Penske Automotive Group, AutoNation, Sonic Automotive, Group 1 Automotive, Asbury Automotive Group, and CarMax.

Lithia Motors, Inc. 2024 Proxy Statement	06: Compensation Tables 63

07
Proposal No. 1
Election of Directors
Our Board of Directors has nominated each of the following persons for election as a director:
Nominee Name	Age	Has Been a Director Since/(During)	Independent
Sidney B. DeBoer	80	1968
Bryan B. DeBoer	57	2008
James E. Lentz	68	2022	Yes
Stacy C. Loretz-Congdon	64	2023	Yes
Shauna F. McIntyre	52	2019	Yes
Louis P. Miramontes	69	2018	Yes
David J. Robino	64	2016	Yes
Term
If elected, each nominee will hold office until the next annual meeting or until his or her successor is elected and qualified.
Election by Majority Vote
To be elected, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated by our Board of Directors.
Biographical Information on our Nominees
Our Board of Directors believes that the combination of the qualifications, skills and experiences of the nominees will contribute to an effective and well-functioning Board. Our Board of Directors and the Nominating and Governance Committee believe that individually, and as a group, the nominees possess the necessary qualifications to provide for future oversight of our business consistent with their fiduciary duties to shareholders. Included in each director nominee’s biography, above, is a description of the experience, skills and attributes of each nominee.
Our Board of Directors unanimously recommends a vote FOR each of the nominees named above.
Lithia Motors, Inc. 2024 Proxy Statement	07: Proposal No. 1 64

08
Proposal No. 2
Advisory vote to approve the compensation of our named executive officers
We are asking shareholders to approve the following advisory resolution to approve the compensation of our named executive officers reported in this proxy statement:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related tables, notes and narrative discussion in the Proxy Statement for the Company’s 2024 Annual Meeting of Shareholders, is approved.
The advisory vote, which is required by Section 14A of the Securities Exchange Act of 1934, is a vote to approve or disapprove the overall compensation package of our executive officers and not any one specific element of the compensation package or on the compensation received by any one person. The advisory vote is non-binding. However, the Compensation Committee and Board will review and consider the results of the advisory vote when making future decisions about executive compensation. Because we typically determine annual compensation before the advisory vote on the prior year’s compensation is cast, however, if we determine to make a change in our practices based on shareholder feedback, there may be a delay in implementing those changes.
We urge shareholders to read the detailed information about our compensation philosophy and objectives included in Compensation Discussion and Analysis (“CD&A”), above, which provides context for the Summary Compensation Table and related information. As discussed in the CD&A, we believe our compensation programs align the interests of our executives and our shareholders, help us attract and retain experienced executive talent, and focus our executives on performance and achievement of our short-, mid- and long-term strategic goals and objectives. We believe the overall compensation paid in 2023 was appropriate, particularly considering our financial results in 2023.
Our Board has adopted a policy providing for an annual say-on-pay vote until the next required shareholder vote on the frequency of such votes.
Vote Required
The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to approve, on an advisory basis, the compensation of our named executive officers.
Our Board of Directors unanimously recommends a vote FOR the advisory resolution to approve the compensation of our named executive officers.
Lithia Motors, Inc. 2024 Proxy Statement	08: Proposal No. 2 65

09
Proposal No. 3
Ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2024
We Engaged KPMG After a Rigorous Review Process
The Audit Committee of our Board of Directors has appointed KPMG LLP, independent registered public accountants, as auditor for the year ending December 31, 2024. As the Company’s independent auditor, KPMG is responsible to audit, and express an opinion on, our financial statements and our internal control over financial reporting and to discuss with our Audit Committee certain required matters and other matters deemed appropriate.
KPMG has served as the Company’s independent registered public accounting firm continuously since 1993. Before reappointing KPMG as the Company’s independent auditor for 2024, the Audit Committee carefully considered KPMG’s qualifications as an independent registered public accounting firm. This included a review of KPMG’s performance in prior years, its knowledge of the Company and its operations as well as its reputation for integrity and competency in the fields of accounting and auditing.
The Audit Committee believes that retaining KPMG again in 2024 is in the best interests of the Company and its shareholders, and therefore the Audit Committee requests that shareholders ratify the appointment. If the appointment of the independent registered public accounting firm is not ratified by shareholder vote, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. A representative of KPMG is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his or her firm if such representative desires, and will be available to respond to appropriate shareholder questions. KPMG served as the Company’s independent accountants for the year ended December 31, 2023, and reported on the Company’s consolidated financial statements for that fiscal year.
The Audit Committee believes that, if handled properly, there are numerous benefits of a long-term independent auditor relationship, including:
Higher Audit Quality: Through 31 years of experience with the Company KPMG has gained institutional knowledge of and deep expertise regarding our operations and primary business segments, accounting policies and practices and internal controls over financial reporting;
Efficient Fee Structure: KPMG’s aggregate fees are competitive with peer companies because of KPMG’s familiarity with the Company and industry expertise; and
Avoidance Of Disruption: Onboarding a new independent auditor requires a significant time and cost commitment that could distract from management’s and the Audit Committee’s focus on financial reporting and internal controls.
The Company and the Audit Committee are also aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, there are safeguards for auditor independence, including:
Audit Committee Oversight: The Audit Committee’s oversight includes regular private sessions with KPMG, discussions with KPMG regarding the scope of its audit, an annual evaluation when determining whether to engage KPMG, and direct involvement by the Audit Committee and its Chair in the periodic transition to a new lead engagement partner in connection with the mandatory five-year rotation of that position;
Lithia Motors, Inc. 2024 Proxy Statement	09: Proposal No. 3 66

Limits on Non-Audit Services: The Audit Committee pre-approves audit and permissible non-audit services to be performed by KPMG in accordance with its pre-approval policy; and
Regulatory Framework: Because KPMG is an independent registered public accounting firm, it is subject to PCAOB inspections, peer reviews and PCAOB and SEC oversight.
Fees Paid to KPMG LLP Related to Fiscal Years 2023 and 2022

	2023	2022
Audit Fees	$2,816,800	$2,429,500
Audit-Related Fees	$270,000	$80,000
Tax Fees	$0	$0
All Other Fees	$1,780	$1,780
	$3,088,580	$2,511,280
Audit fees for 2023 and 2022 consist of fees for professional services rendered for the annual audit of our consolidated financial statements and internal control over financial reporting, reviews of our interim consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including relating to the SEC. Audit fees increased year-over-year primarily due to an increase in acquisition activity, including additional required audits in the UK.
Audit-related fees for 2023 and 2022 cover agreed upon procedures associated with asset-backed securities offerings during the year.
All other fees were related to software licensing fees during the years presented.
Pre-Approval Policies
Except as permitted under federal law and SEC rules, all audit and non-audit services performed by KPMG, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit
Committee. The Audit Committee has delegated authority to its Chair to pre-approve permitted services in between regular meetings, with such actions to be ratified at the next Audit Committee meeting. All projects reflected in the foregoing table were pre-approved by the Audit Committee. KPMG may not perform for us any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions. Non-audit services and fees are evaluated by the Audit Committee in assessing the auditor’s independence.
Vote Required
The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” on this matter to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.
Our Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the appointment KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Lithia Motors, Inc. 2024 Proxy Statement	09: Proposal No. 3 67

Audit Committee Report
The Audit Committee reports to the Board of Directors and is responsible for assisting the Board in fulfilling its oversight responsibilities relating to: (a) the preparation and integrity of the Company’s financial statements; (b) the engagement of the independent registered public accounting firm, the annual evaluation of their performance, qualifications and independence, and negotiation of fees; (c) the implementation and evaluation of the Company’s internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or our Board of Directors. The Audit Committee is composed solely of independent directors. The Audit Committee regularly reviews financial information contained in the Company’s quarterly earnings releases, and reviews the appropriateness of non-GAAP financial measures disclosed by the Company. The current Audit Committee charter is available on our website at www.investors.lithiadriveway.com.
In discharging our responsibilities, we have met with the Company’s management and its independent registered public accounting firm, KPMG LLP, to review the Company’s accounting functions and the audit process. We have also met regularly with the Company’s Director, SOX & Advisory, to review the nature and extent of the Company’s internal controls, the review procedures performed by internal audit regarding such controls and the frequency and results of such reviews. In each case, we discussed the consideration of remote work environments and the potential impact on internal controls.
Selection of KPMG as our Auditor
The Audit Committee selects, oversees and evaluates the performance of the independent auditor. In selecting KPMG as our independent auditor, the Audit Committee considered that KPMG has been our auditor for 31 years, KPMG’s global reach and auto retail industry expertise. The Audit Committee also utilized the Center for Audit Quality’s External Auditor Assessment Tool to assist in evaluating KPMG as our independent auditor. This tool is used annually by the Audit Committee.
Consistent with requirements, the audit partner and concurring review partner rotate at least every five years. A new lead partner rotated on in 2023. The Audit Committee selects the lead partner.
Audit Committee Actions
We hereby report that the Audit Committee has:
1.
Reviewed and discussed with management and the Company’s independent registered public accounting firm, KPMG LLP, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the 2023 fiscal year;

2.	Discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
3.
Received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence and any relationships that may impact their objectivity and independence.

We also discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements, the quality and adequacy of the Company’s internal control over financial reporting, and issues relating to auditor independence. In addition, we discussed and reviewed the identification of the critical audit matter with management and with KPMG throughout the year.
Based on our review and discussions with the Company’s management and independent registered public accountants, we recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Submitted by:
Susan O. Cain (Chair)
Shauna F. McIntyre
James E. Lentz
Louis P. Miramontes
Stacy Loretz-Congdon
Kenneth E. Roberts
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10
Additional Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of February 29, 2024 (unless otherwise noted in the footnotes to the table), certain information with respect to ownership of our common stock of (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each director and director nominee, (iii) each named executive officer, and (iv) all current executive officers, directors, and director nominees as a group. Except as noted below, the address of each shareholder in the table is Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole dispositive power with respect to the shares indicated as beneficially owned.
Beneficial Owner	Shares Beneficially Owned (#)	Percent Owned
The Vanguard Group(1) 100 Vanguard Blvd; Malvern, PA 19355	2,823,349	10.26%
Blackrock, Inc(2) 55 East 52nd Street; New York, NY 10055	2,352,180	8.54%
Abrams Capital Management, LP(3) 222 Berkeley St, 21st Floor; Boston, MA 02116	2,391,188	8.69%
MFN Partners, LP(4) c/o MFN Partners Management, LP 222 Berkeley St, 13th Floor; Boston, MA 02116	1,551,077	5.63%
Harris Associates L.P.(5) 111 South Wacker Drive Suite 4600; Chicago, IL 60606	2,024,667	7.35%
Barrow Hanley Global Investors(6) 2200 Ross Ave, 31st Floor; Dallas, TX 75201-2761	1,534,162	5.57%
Sidney B. DeBoer(7)(8)	116,853	*
Bryan B. DeBoer(9)	171,623	*
Tina H. Miller	5,181	*
Christopher S. Holzshu	23,972	*
Scott A. Hillier	45,313	*
George N. Hines	1,271	*
Susan O. Cain(8)	13,999	*
James Lentz(8)	1,169	*
Stacy Loretz-Congdon(8)	779	*
Shauna F. McIntyre(8)	1,662	*
Louis P. Miramontes(8)(10)	5,053	*
Kenneth E. Roberts(8)	95,596	*
David J. Robino(8)	9,485	*
All current executive officers and directors as a Group (16 persons)(11)	494,198	1.79%
*	Less than one percent
Lithia Motors, Inc. 2024 Proxy Statement	10: Additional Ownership Information 69

(1)
Beneficial ownership as of December 29, 2023 as reported by The Vanguard Group in a Schedule 13G/A filed on February 13, 2023. The Schedule 13G/A reports shared voting power with respect to 9,384 shares, sole dispositive power with respect to 2,785,093 shares and shared dispositive power with respect to 38,256 shares.

(2)
Beneficial ownership as of December 31, 2023 as reported by BlackRock, Inc. in a Schedule 13G/A filed on January 25, 2024. The Schedule 13G/A reports sole voting power with respect to 2,259,988 shares and sole dispositive power with respect to 2,352,180 shares.

(3)
Beneficial ownership as of December 31, 2023 as reported by Abrams Capital Management, L.P., Abrams Capital Partners II, L.P., Abrams Capital, LLC, Abrams Capital Management, LLC, and David Abrams in a Schedule 13G/A filed on February 9, 2024. The Schedule 13G/A reports shared voting and dispositive power with respect to 2,391,188 shares by Abrams Capital Management, L.P., Abrams Capital Management, LLC, and David Abrams, with respect to 2,229,222 shares by Abrams Capital, LLC, and with respect to 1,941,198 shares by Abrams Capital Partners II, L.P.

(4)
Beneficial ownership as of October 28, 2022 as reported by MFN Partners, LP, MFN Partners GP, LLC, MFN Partners Management, LP, MFN Partners Management, LLC, Michael F. DeMichele, and Farhad Nanji in a Schedule 13G filed on October 28, 2022. The Schedule 13G reports shared voting and dispositive power with respect to all of the shares.

(5)
Beneficial ownership as of December 31, 2023 as reported by Harris Associates L.P. and Harris Associates, Inc. in a Schedule 13G filed on February 14, 2024. The Schedule 13G reports sole voting and dispositive power with respect to all of the shares.

(6)
Beneficial ownership as of December 31, 2023 as reported by Barrow Hanley Global Investors in a Schedule 13G filed on February 13, 2024. The Schedule 13G reports sole voting power with respect to 1,023,453 shares, shared voting power with respect to 510,709 shares, and sole dispositive power with respect to all of the shares.

(7)	Includes (a) 16,853 shares held directly and (b) 100,000 shares directly held by DeBoer Family LLC. The Sidney B. DeBoer Trust is a member and the sole manager of the DeBoer Family LLC.
(8)	Includes 194 shares for each specified person underlying RSUs vesting within 60 days, for which the specified person does not have voting and dispositive power.
(9)	Includes 3,625 shares held by a household member, for which Bryan B. DeBoer disclaims voting and dispositive power.
(10)	Includes shares underlying 954 deferred stock units without voting rights under a Deferred Compensation Agreement with the Company.
(11)
Includes 1,552 shares underlying RSUs vesting within 60 days for which current executive officers, directors and director nominees as a group do not have voting and dispositive power and shares underlying 954 deferred stock units for which current executive officers, directors and director nominees as a group do not have voting rights.

Lithia Motors, Inc. 2024 Proxy Statement	10: Additional Ownership Information 70

11
General Information
About the Annual Meeting
Online Meeting
Our Board of Directors has authorized us to conduct the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) solely online via the Internet through online shareholder tools as described in the Notice. We believe a fully virtual meeting facilitates greater participation by providing easy access to the meeting. This format empowers shareholders to participate fully from any location around the world.
Mailing Date
On or about March 11, 2024, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Matters for Consideration at the Annual Meeting
Proposal	Board Vote Recommendation	Vote Requirement for Approval	Effect of Abstention	Effect of Broker Non-Vote
Proposal No. 1: The election of seven director nominees named in this proxy statement.	FOR ALL	For each director, a majority of votes cast.	No effect.	No effect. Broker non-votes do not count as votes cast.
Proposal No. 2: An advisory vote to approve the compensation of our named executive officers.	FOR	Majority of votes cast.	No effect.	No effect. Broker non-votes do not count as votes cast.
Proposal No. 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR	Majority of votes cast.	No effect.	Broker discretion to vote.
As of the date of this proxy statement, we are unaware of any matters that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
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Proxies
The Board of Directors has designated Tina Miller, Senior Vice President and Chief Financial Officer, and Alyse Ringrose, Corporate Controller as the proxy holders for the Annual Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) as specified by the shareholder. Proxies submitted without specification will be:
•	Voted FOR the seven director nominees listed in this proxy statement;
•	Voted FOR the approval of our compensation of the named executive officers; and
•	Voted FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2024.
Voting
Who Can Vote
Only holders of record of our common stock at the close of business on February 29, 2024, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting at the 2024 Annual Meeting Website. You may vote or submit questions during the Annual Meeting by following the instructions available on the 2024 Annual Meeting Website during the Annual Meeting.
As of the record date, there were 27,530,936 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding is entitled to one vote. Our executive officers and directors hold or control 494,198 shares of common stock outstanding representing approximately 1.79% of the votes available to be cast at the Annual Meeting.
Quorum
For a quorum to exist at the Annual Meeting, there must be represented, in person or by proxy, shares representing a majority of the votes entitled to be cast at the meeting. Proxies that expressly abstain from voting on a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.
“Shareholder of Record” and “Beneficial Ownership”
If your shares are owned directly in your name in an account with our stock transfer agent, Broadridge, you are considered the “shareholder of record” of those shares in your account. If your shares are held in an account with a broker, bank, or other nominee as custodian on your behalf, you are considered a “beneficial shareholder” of those shares, which are held in street name. The broker, bank, or other nominee is considered the shareholder of record for those shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee. If you do not provide voting instructions to your broker, bank, or other nominee, whether your shares can be voted on your behalf depends on the type of item being considered for vote. Under New York Stock Exchange rules, brokers are permitted to exercise discretionary voting authority only on “routine” matters. Therefore, your broker may vote on Item No. 3 (“Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024”) even if you do not provide voting instructions because it is considered a routine matter. Your broker is not permitted to vote on the other agenda items if you do not provide voting instructions because those items involve matters that are not considered routine. For Item No. 1 (election of nine director nominees) and, Item No. 2 (advisory vote to approve the compensation of our named executive officers), if you do not provide voting instructions your shares will not be counted as votes cast for or against.
Lithia Motors, Inc. 2024 Proxy Statement	11: General Information - About the Annual Meeting 72

To vote by proxy:
Shareholder of Record
Please promptly complete, sign, date, and return the enclosed proxy card. You may also grant a proxy by calling 1-800-690-6903 or via the Internet by visiting http://www.proxyvote.com.

If you are a Beneficial Shareholder

Please vote your shares by following the instructions set forth in the Notice provided by your broker, bank, trust, or other holder of record. In most cases, you may be permitted to submit your voting instructions by mail, by telephone or via the Internet.

How to Vote
Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the virtual meeting, by completing proxies online or by telephone (at 1-800-690-6903), or, if they received printed copies of these materials, by mailing their proxy cards. Shareholders who attend the virtual Annual Meeting should follow the instructions at http://www.proxyvote.com to vote or submit questions during the meeting. Voting online during the meeting will also replace any previous votes.
How You Can Revoke Your Proxy or Change Your Vote
Shareholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting. Beneficial shareholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the Annual Meeting. Any written notice revoking a proxy should be sent to Lithia Motors, Inc., Attention: Corporate Secretary, 150 N. Bartlett Street, Medford, Oregon 97501.
Participating in the Annual Meeting
Admission
If you plan to participate in the Annual Meeting, please be aware that the Annual Meeting will be held virtually. There will be no physical location for shareholders to attend. In addition, please note the requirements to attend the meeting virtually, as described below. If you do not comply with the procedures described here for attending the Annual Meeting virtually, you will not be able to participate in the Annual Meeting.
To attend virtually, vote at, and submit questions during, the Annual Meeting, visit www.virtualshareholdermeeting.com/LAD2024 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instructions form, or proxy card. Questions may be submitted in advance of the Annual Meeting by visiting www.virtualshareholdermeeting.com/LAD2024 and entering your 16-digit control number. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
Registered shareholders who have misplaced their original proxy materials listing their unique control number can find that information by visiting www.shareholder.broadridge.com/bcis/ and selecting the option to create a profile in the top right- hand corner.
Additionally, if you have difficulty accessing the Annual Meeting through the 2024 Annual Meeting Website, a phone number will be posted on the website to connect you to technical support.
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Asking Questions
Once online access to the Annual Meeting is open, shareholders may submit questions, if any, on www.virtualshareholdermeeting.com/LAD2024 You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Discretionary Authority
We do not know of any matters to be voted on by shareholders at the Annual Meeting other than those included in this Proxy Statement. If any matter, other than those presented in this Proxy Statement, is properly presented at the meeting, your executed proxy gives the Proxies discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.
Annual Meeting Voting Results
Our inspector of elections will tabulate the vote at the Annual Meeting. We will provide voting results on our website and in a Current Report on Form 8-K filed with the SEC.
Additional Information
Solicitation Expenses
The Company is soliciting proxies for the Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling and mailing the Notice, proxy statement, 2024 Annual Report to Shareholders, and form of proxy will be borne by us. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of our common stock.
Electronic Delivery of Proxy Materials
Making the proxy materials available to shareholders via the Internet saves us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment. If you received only a Notice, you will not receive a printed copy of the proxy materials unless you request it. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice.
Householding of Proxy Materials
Shareholders of record who have the same address receive only one copy of the Notice Regarding the Availability of Proxy Materials or the Proxy Statement and Annual Report on Form 10-K, as applicable, unless we receive contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs and the environmental impact of its annual meetings. Shareholders who participate in householding continue to receive separate proxy forms. Householding does not affect dividend check mailings.
Any shareholder who would prefer to have a separate copy of the Notice Regarding the Availability of Proxy Materials, Proxy Statement or Annual Report on Form 10-K delivered to him or her at the shared address for this and future years may elect to do so by calling (877) 331-3084 or by writing to Christopher S. Holzshu, our Secretary, at 150 N. Bartlett Street, Medford, Oregon 97501. A copy of the materials will be sent promptly to the shareholder following receipt of a written or oral request by a shareholder to receive a copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual
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Report on Form 10-K. The foregoing contact information can also be used by shareholders sharing an address to request delivery of a single copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual Report on Form 10-K if they are receiving multiple copies of any of those documents.
Annual Report on Form 10-K
We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. You may also find our Form 10-K on our website at www.lithiamotors.com.
Other Materials
All materials filed by us with the SEC may be obtained through the SEC’s website at www.sec.gov.
Communications with the Board
Our Board of Directors has adopted a Shareholder Communication Policy to promote efficient shareholder and interested party communications with our Board of Directors and management. Our Investor Relations Department is responsible for receiving and routing all shareholder and interested party communications. Corporate governance issues are the responsibility of the Nominating and Governance Committee. Our Audit Committee handles concerns or allegations regarding possible violations of accounting or financial reporting matters. Management is the more appropriate group for handling all other matters and we encourage you to contact them accordingly.
All correspondence with our Board of Directors or its members must be in writing, directed to the attention of either our Board of Directors or an individual director and delivered to: Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. The Investor Relations Department will review communications to our Board or individual directors and direct the communication to the named Board member if the communication relates to important Company policies, or to management, if the matter is better addressed by management. The Investor Relations Department copies the Lead Independent Director and our General Counsel on all communications. A complete copy of our Shareholder Communication Policy is available on our website at https://investors.lithiadriveway.com/ and interested persons may obtain a written copy from the Investor Relations Department.
2024 Shareholder Proposals or Nominations
Shareholder Proposals
SEC rules require that any shareholder proposal to be included in our proxy materials for consideration at next year’s annual meeting be received by us at our principal executive office no later than November 11, 2024 (120 days prior to the anniversary of the mailing of the prior year’s Notice of Internet Availability). Shareholders who wish to nominate one or more director candidates for election to the Board to be included in our proxy materials for consideration at next year’s annual meeting must do so in accordance with our Bylaws, which require that notice of such a nomination be delivered to our Secretary at our principal executive offices no earlier than October 12, 2024 and no later than November 11, 2024 (no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing of the prior year’s proxy materials), and must include the information required by our Bylaws. Shareholders who otherwise wish to present proposals for action at next year’s annual meeting must do so in accordance with our Bylaws, which require shareholders to give us advance written notice of a director nomination or other business to be conducted at any meeting of shareholders. To be timely, the written notice for next year’s annual meeting must be received by our Secretary between December 24, 2024 and January 23, 2025 (at least 90 days, and no earlier than 120 days, before the first anniversary of our preceding year’s annual meeting) and must include the information required by our Bylaws. Our mailing address is 150 N. Bartlett Street, Medford, Oregon 97501.
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Shareholder Director Recommendations
The Nominating and Governance Committee will consider potential director nominees recommended by any record or beneficial shareholder. Shareholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director nominees by submitting a written recommendation to the Chairman of the Nominating and Governance Committee in accordance with our Shareholder Communication Policy. To be considered for nomination to the following year’s Board of Directors, the written recommendation must be received at our principal executive office at 150 N. Bartlett Street, Medford, Oregon 97501. In addition to the requirements under our Bylaws with respect to advance notice of any nomination, a shareholder who intends to solicit proxies for a director nominee in accordance with the SEC’s universal proxy rule must comply with the additional requirements of Rule 14a-19(b).
The written recommendation of a director nominee must include the candidate’s name, appropriate biographical information, including information about the candidate’s qualifications and background materials, a statement that the person submitting the recommendation is a shareholder entitled to vote in the election of directors and a consent to serve as director signed by the recommended individual. If the necessary information is received in a timely manner and the shareholder and recommended individual timely cooperates with our due diligence and other processes, the Nominating and Governance Committee will evaluate the shareholder-recommended candidate using substantially the same process, and applying substantially the same criteria, as it uses to evaluate all other candidates. For information regarding minimum qualifications for directors and specific qualities and skills that the Nominating and Governance Committee believes are necessary for our directors to possess, see “Director Qualifications and Nominations” above. Recommended candidates are submitted to our Board to be considered as director nominees. If our Board determines to nominate a shareholder-recommended candidate, the candidate’s name will be included in our proxy and on the ballot at our annual meeting of shareholders.
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12
Certain Relationships and Related
Transactions and Director Independence
The Audit Committee, or another appropriate independent committee, and, where appropriate, our Board of Directors review all transactions between us and any related person, which includes, all of our nominees for director, directors and executive officers and their immediate family members and all persons known to us to be the beneficial owner of more than five percent of our voting securities and their immediate family members, that exceed $120,000 and in which the related person has a direct or indirect material interest. Although we do not maintain a written policy or have written procedures for such review, our Code of Business Conduct and Ethics imposes an obligation on each of our directors and senior executive officers to disclose any actual or apparent conflict of interest involving such person and Lithia. Further, each of our directors and NEOs signs a detailed questionnaire used in the preparation of this proxy statement that requires the disclosure of, among other things, any related-person transaction. The Audit Committee or other independent committee and our Board of Directors review and determine whether to approve or disapprove such transactions in accordance with the Code of Business Conduct and Ethics, based on (i) whether the proposed transaction is on terms that are no less favorable to us than the terms generally made available by us to an unaffiliated third party under similar circumstances and (ii) the extent of the related party’s interest in the proposed transaction.
Sidney B. DeBoer is the father of Bryan B. DeBoer, who is a Director and our Chief Executive Officer, and Mark DeBoer, who is the Company’s Vice President of Real Estate. There are no other family relationships between our executive officers and directors.
On September 14, 2015, the Company entered into a Transition Agreement with Sidney B. DeBoer, the Chairman of the Company, to reflect Mr. DeBoer’s changing role at the Company. Under the agreement, effective December 31, 2015, Mr. DeBoer ceased to be an executive officer of the Company, and the Company ceased paying Mr. DeBoer a base salary and contributing to his account under the Company’s Executive Management Non-Qualified Deferred Compensation and SERP. Mr. DeBoer also ceased to be eligible to participate in performance-based compensation arrangements, including under the Company’s Short-Term Incentive Plan and under its Stock Incentive Plan. Under the Transition Agreement the Company pays Mr. DeBoer annual amounts for his prior services rendered as an employee of the Company equal to $1,050,000 and a $42,000 vehicle allowance, and the Company reimburses Mr. DeBoer for amounts payable under the four split-dollar insurance policies described below in this section. A Special Meeting of Shareholders was held on January 21, 2019, where 99.95% of voting shareholders agreed that adding a sunset to the Transition Agreement was in the best interests of the shareholders. Under the amendment to the Transition Agreement that adds the sunset, the Transition Agreement ends on the earlier of Mr. DeBoer’s death or December 31, 2035.
The Company entered into a Director Service Agreement, effective January 1, 2016, with Sidney B. DeBoer. Under the agreement, for so long as Mr. DeBoer serves as a member of the Board of Directors, the Company will pay him the same compensation, in the same form (cash or equity), as the Company pays to its non-employee directors (as that amount is established by the Board of Directors from time to time).
We maintain four split-dollar “whole-life” insurance policies covering Sidney B. DeBoer, each worth $3,727,600 on maturity and Mr. DeBoer has the right to designate the beneficiary or beneficiaries of the death benefit of each policy. Lithia owns and pays the premium for each of the four policies, and pursuant to the amended Transition Agreement described above, Lithia will continue to pay the premiums for each of the four policies until the earlier of Mr. DeBoer’s death or December 31, 2035. Lithia will receive the greater of the cash surrender value or cumulative premiums paid at the maturity of each policy.
Lithia Motors, Inc. 2024 Proxy Statement	12: Certain Relationships and Related Transactions and Director Independence 77

In 2023, Mark DeBoer, son of Sid DeBoer and brother of Bryan DeBoer, received a salary of $360,000, incentive compensation of $320,000 and other compensatory arrangements totaling $12,889. Further, in 2023, Matt Hillier, son of Scott Hillier, earned a total of $199,827.
Lithia Motors, Inc. 2024 Proxy Statement	12: Certain Relationships and Related Transactions and Director Independence 78

LITHIA MOTORS, INC.
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LAD2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

Nominees

Nominees	For	Against	Abstain
1a. Sidney B. DeBoer	☐	☐	☐
1b. Bryan B. DeBoer	☐	☐	☐
1c. James E. Lentz	☐	☐	☐
1d. Stacy C. Loretz-Congdon	☐	☐	☐
1e. Shauna F. McIntyre	☐	☐	☐
1f. Louis P. Miramontes	☐	☐	☐
1g. David J. Robino	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000630075_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

LITHIA MOTORS, INC.
Revocable Proxy for Annual Meeting of Shareholders to be Held on
April 23, 2024

The undersigned hereby appoints Tina Miller and Alyse Ringrose, and each of them, proxy of the undersigned, with full power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock of Lithia Motors, Inc. (the "Company") at the Annual Meeting to be held at 8:30 a.m. Pacific Time on Tuesday, April 23, 2024, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

0000630075_2 R1.0.0.6

Continued and to be signed on reverse side